                                                                     EXHIBIT 4.4

RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:

Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017
Attention: Bernadette M. Sullivan
           Legal Assistant
================================================================================

                       MORTGAGE AND ASSIGNMENT OF RENTS
                               (FIRST MORTGAGE)

                         dated as of December 6, 1999

                                      by

                CITY OF SYRACUSE INDUSTRIAL DEVELOPMENT AGENCY,
                    a New York public benefit corporation,
                                      and
                        PROJECT ORANGE ASSOCIATES L.P.,
                        a Delaware limited partnership,
                           collectively Mortgagors,

                                      to

                     U.S. BANK TRUST NATIONAL ASSOCIATION,
                        a national banking association,
                             as Collateral Agent,
                                  Mortgagee,

                                   Property:
             Project Orange Associates L.P. Cogeneration Facility
             Lots 116 & 118 and Parts of Lots 115, 118, 120 & 121,
                          Block 259, City of Syracuse
                     County of Onondaga, State of New York
                                      and
                    Project Orange Associates L.P. Pipeline
          City of Syracuse and Towns of Dewitt, Lafayette & Onondaga
                     County of Onondaga, State of New York

================================================================================

                               TABLE OF CONTENTS

                                  -----------

                                                                                        Page
                                                                                        ----
                                         ARTICLE 1
                                         ---------
                                      Granting Clauses
                                      ----------------

Section 1.01.  Granting Clause..........................................................   2
                                                                                           -
Section 1.02.  Assignment of Rents and Leases...........................................   8
                                                                                           -
Section 1.03.  Limitations..............................................................   8
                                                                                           -
Section 1.04.  Removal..................................................................   8
                                                                                           -
Section 1.05.  Secured Obligations......................................................   9
                                                                                           -
Section 1.06.  Maximum Amount of Indebtedness...........................................   9
                                                                                           -
                                         ARTICLE 2
                                         ---------
                                      Covenants of POA
                                      ----------------

Section 2.01.  Definitions and Interpretation...........................................  10
                                                                                          --
Section 2.02.  Title....................................................................  11
                                                                                          --
Section 2.03.  Secured Obligations......................................................  12
                                                                                          --
Section 2.04.  Mortgaged Property.......................................................  12
                                                                                          --
Section 2.05.  Insurance and Condemnation...............................................  12
                                                                                          --
Section 2.06.  (Sub)leases..............................................................  13
                                                                                          --
Section 2.07.  Master Lease, Ground Lease and Easement Agreements.......................  13
                                                                                          --
Section 2.08.  Reconveyance under Master Lease and PILOT Agreement......................  16
                                                                                          --
Section 2.09.  Bankruptcy...............................................................  17
                                                                                          --
Section 2.10.  Reasonable Acts..........................................................  19
                                                                                          --
Section 2.11.  Performance..............................................................  20
                                                                                          --
Section 2.12.  Attorneys................................................................  20
                                                                                          --
Section 2.13.  Personal Property........................................................  20
                                                                                          --
Section 2.14.  Acceleration upon Sale or Encumbrance....................................  20
                                                                                          --

                                         ARTICLE 3
                                         ---------
                              Defaults; Remedies of Mortgagee
                              -------------------------------

Section 3.01.  Event of Default.........................................................  21
                                                                                          --
Section 3.02.  Remedies and Accelerations...............................................  21
                                                                                          --
Section 3.03.  Sale of Mortgaged Property...............................................  24
                                                                                          --
Section 3.04.  Application of Proceeds..................................................  25
                                                                                          --
Section 3.05.  Waivers by Mortgagors....................................................  26
                                                                                          --
Section 3.06.  Rights Cumulative........................................................  26
                                                                                          --

                                                                                          PAGE
                                                                                          ---
Section 3.07.  Attorney-in-Fact.........................................................  27
                                                                                          --
Section 3.08.  Receipt a Sufficient Discharge...........................................  27
                                                                                          --
Section 3.09.  Exclusive Power of Mortgagee.............................................  27
                                                                                          --
Section 3.10.  Other Rights.............................................................  27
                                                                                          --

                                         ARTICLE 4
                                         ---------
                                       Miscellaneous
                                       -------------

Section 4.01.  Further Assurances.......................................................  28
                                                                                          --
Section 4.02.  Notices..................................................................  28
                                                                                          --
Section 4.03.  Severability.............................................................  29
                                                                                          --
Section 4.04.  Amendment................................................................  29
                                                                                          --
Section 4.05.  Headings.................................................................  29
                                                                                          --
Section 4.06.  Benefit..................................................................  29
                                                                                          --
Section 4.07.  Governing Law............................................................  29
                                                                                          --
Section 4.08.  Time of the Essence......................................................  29
                                                                                          --
Section 4.09.  Consistency with Financing Agreement.....................................  29
                                                                                          --
Section 4.10.  Interaction with Security Agreements.....................................  29
                                                                                          --
Section 4.11.  Mortgagee's Covenant.....................................................  29
                                                                                          --
Section 4.12.  Recordation of Mortgage; Payment of Recording and Filing Fees and Taxes..  30
                                                                                          --
Section 4.13.  Perfection of Assignment of Rents, Issues and Profits....................  30
                                                                                          --
Section 4.14.  Mortgage to Constitute Security Agreement................................  31
                                                                                          --
Section 4.15.  Cash Collateral..........................................................  31
                                                                                          --
Section 4.16.  Right to Take Possession of Rents, Issues and Profits upon Default.......  31
                                                                                          --
Section 4.17.  POA Occupancy After Default..............................................  32
                                                                                          --
Section 4.18.  Concerning the Mortgagee.................................................  32
                                                                                          --
Section 4.19.  Limitation of the Agency's Liability.....................................  33
                                                                                          --
Section 4.20.  POA Indemnification of the Agency........................................  34
                                                                                          --
Section 4.21.  PILOT Amounts............................................................  34
                                                                                          --
Section 4.22.  SIDA Consent and Agreement...............................................  34
                                                                                          --
Section 4.23.  Release of Mortgage; Assignment of Mortgage..............................  34
                                                                                          --
Section 4.24.  Lien Law Section 13 Covenant.............................................  35
                                                                                          --
Section 4.25.  Real Property Law Section 291-f Provisions...............................  35
                                                                                          --
Section 4.26.  Real Property Law Section 254............................................  35
                                                                                          --
Section 4.27.  Real Property Not Residential Property...................................  36
                                                                                          --
Section 4.28.  Counterparts.............................................................  36
                                                                                          --

EXHIBITS

Exhibit A-1  Property Description Leased Site
Exhibit A-2  Property Description City Easements
Exhibit A-3  List of City Easement Agreements
Exhibit A-4  Property Description Outside Easements
Exhibit A-5  List of Outside Easement Agreements
Exhibit B    Definitions from Financing Agreement

                       MORTGAGE AND ASSIGNMENT OF RENTS
                               (FIRST MORTGAGE)

     MORTGAGE AND ASSIGNMENT OF RENTS (this "Mortgage") dated as of December 6, 1999, is given by CITY OF SYRACUSE INDUSTRIAL DEVELOPMENT AGENCY, a New York public benefit corporation having its principal office at 233 Washington Street, Syracuse, New York 13202 (together with its successors and assigns the "Agency"), and PROJECT ORANGE ASSOCIATES L.P., a Delaware limited partnership having its principal office at c/o Scolaro, Shulman, Cohen, Lawler & Burstein, P.C., 90 Presidential Plaza, Syracuse, New York 13202-2200, Attention: Richard
S. Scolaro (together with its successors and assigns the "POA"; together with the Agency collectively the "Mortgagors" and individually a "Mortgagor"), to U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association having an office at 100 Wall Street, Suite 1600, New York, New York 10005, as Collateral Agent for the Holders of the Senior Secured Notes and the other Secured Parties (together with its successors and assigns as such Collateral Agent "Mortgagee").


                            W I T N E S S E T H:/1/


     WHEREAS, the Agency is an industrial development agency duly established under Title I of Article 18-A of the New York General Municipal Law and Chapter 641 of the Laws of New York of 1979 (collectively the "Act") and is a corporate governmental agency constituting a New York public benefit corporation; on or about April 5, 1991, the Agency undertook a Project for POA consisting of, among other things, acquiring, constructing and equipping an 80-megawatt gas-fired cogenereation Facility, including related easements and pipelines, principally located in the City of Syracuse, Onondaga County, New York; in furtherance of the Project, acquired certain ownership and leasehold interests in the Facility, leased and subleased its interests in the Facility to POA pursuant to the Master Lease described below and mortgaged its interests in the Facility as security for debt incurred to finance the Facility; and pursuant to a resolution duly adopted October 12, 1999 the Agency is consenting to and participating in the remortgaging of the Facility pursuant to this Mortgage; and

     WHEREAS, pursuant to that certain Indenture dated as of the date hereof (the "Financing Agreement") among Project Orange Funding, L.P., a Delaware limited partnership ("Funding L.P."; together with its successors and assigns, including POA as the survivor of the merger of Funding L.P. with and into POA concurrently with the execution and delivery of the

___________________

     /1/ See Section 2.01 below for definitions of capitalized terms.

Financing Agreement and this Mortgage referred to in the Financing Agreement and herein as "POA"), and Project Orange Capital Corp. ("Capital Co."; together with POA, the Issuers under the Financing Agreement) and U.S. Bank Trust National Association, as Trustee and Collateral Agent, the Issuers are concurrently issuing their 10.5% Series of Senior Secured Notes due 2007 (the "Series A Notes") in the aggregate maximum principal amount of SIXTY EIGHT MILLION DOLLARS ($68,000,000) to be used for the purchase or redemption of debt or equity interests in POA (including payment of capital distributions to POA's partners) and related financing costs (including the funding of reserves under the Financing Agreement); and

     WHEREAS, the Holders of the Series A Notes will have the registration rights set forth in the Registration Rights Agreement dated as of the date hereof between POA and Donaldson Lufkin & Jenrette, pursuant to which POA agrees to file with the Securities and Exchange Commission (i) a registration statement relating to the Issuers 10.5% Senior Secured Notes due 2007 in said aggregate maximum principal amount of SIXTY EIGHT MILLION DOLLARS ($68,000,000) (the "Series B Notes") to be offered in exchange for the Series A Notes (and evidencing the same indebtedness as the indebtedness evidenced by the Series A Notes and not any new, further or additional indebtedness), and (ii) a shelf registration statement pursuant to Rule 415 under the Securities Act of 1933 relating to the resale by certain Holders of the Series A Notes (the Series A Notes and the Series B Notes being hereinafter collectively referred to herein as the "Senior Secured Notes"); and

     WHEREAS, as security for the Issuers' payment, performance and observance of their Obligations under the Senior Secured Notes and the other Secured Obligations, Mortgagors are hereby granting unto Mortgagee a first priority mortgage of, and a first priority security interest in, all of each Mortgagor's right, title and interest in, to and under the Mortgaged Property described below, excluding only (i) the Unassigned Rights and (ii) the Steam Plant of the University (as defined in the Steam Contract), any improvements, accessions and additions to said Steam Plant and any insurance proceeds arising from the Steam Plant.


                                   ARTICLE 1

                               Granting Clauses

     Section 1.01. Granting Clause. In consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, for the purpose of securing the due and punctual payment, performance and observance of the Secured Obligations, and intending to be bound hereby, each Mortgagor hereby irrevocably mortgages, grants, bargains, sells, remises, releases, assigns, transfers, pledges and sets over (and POA warrants) unto Mortgagee, and (to the extent covered by the UCC) hereby irrevocably grants

(and POA warrants) unto Mortgagee, in each case with power of sale, all of each Mortgagor's estate, right, title, interest, property or claim, whether now owned or hereafter acquired or arising, in and to the following property and rights, excluding only (i) the Unassigned Rights, and (ii) the Steam Plant, any improvements, accessions and additions to the Steam Plant and any insurance proceeds arising from the Steam Plant (all of each Mortgagor's right, title and interest as specified in paragraphs (a) through (p) inclusive below, except for the items excluded by clauses (i) and (ii) above, shall be hereinafter collectively referred to as the "Mortgaged Property"):

     (a) Each Mortgagor's entire right, title and interest in and to the land in Onondaga County, New York, described on Exhibit A-1 attached hereto and incorporated herein, pursuant to or derived from or under the Master Lease, the Ground Lease or otherwise; together with each Mortgagor's entire right, title and interest under the Master Lease, the Ground Lease or otherwise in and to any and all easements, rights of way, gores of land, streets, ways, alleys, passages, privileges, liberties, tenements, hereditaments, additions, accretions, and other rights now or hereafter appurtenant thereto, (said land and appurtenances being hereinafter called the "Leased Site");

     (b) Each Mortgagor's entire right, title and interest (now owned or hereafter acquired) in, to and under that certain Lease Agreement dated February 27, 1990 by and between Syracuse University, as landlord ("Lessor"), and Mortgagor, as tenant, a memorandum of which dated as of April 24, 1991 was recorded in the Office of the Clerk of Onondaga County, New York (the "Clerk's Office") on May 3, 1991 in Book 3693 at Page 87, as amended by those three amendatory letters dated May 1, 1990; June 22, 1990; and August 29, 1990; and as further amended by that certain Amendment to Lease dated as of December 31, 1990; and as further amended by that certain Amendment to Lease Agreement dated as of December 16, 1992, the tenant's interest under which was assigned by Mortgagor to the Agency pursuant to that certain Assignment of Ground Lease dated as of April 5, 1991 and recorded in said Clerk's Office on May 3, 1991 in Book 3693 at Page 139 (collectively as amended and in effect from time to time the "Ground Lease"); and each Mortgagor's entire right, title and interest (as landlord or tenant, as the case may be) in, to and under that certain Lease and Sublease Agreement dated as of April 5, 1991 between the Agency, as issuer and landlord, and Mortgagor, as guarantor and tenant, a memorandum of which dated as of April 5, 1991 was recorded in the Clerk's Office, on May 3, 1991 in Book 3693 at Page 149 (collectively as amended and in effect from time to time, the "Master Lease"); including any and all right, title and interest in any Mortgaged Property that may have been or may hereafter be acquired by each Mortgagor; including any and all right, title and interest that may have been or may hereafter be acquired by POA pursuant to Section 6.2, Section 6.3 or any other provision of the Master Lease, pursuant to Section 6.03 or any other provision of the PILOT Agreement or pursuant to any other right or obligation now or hereafter held by POA to acquire any Mortgaged Property;

     (c) Each Mortgagor's entire right, title and interest in and to the easements located within the City of Syracuse in Onondaga County, New York, described on Exhibit A-2 attached hereto and incorporated herein (collectively, the "City Easements"), including any and all rights in and to, the easements, licenses, rights of way, passages and similar agreements described on Exhibit A-3 attached hereto and incorporated herein, which were assigned by POA to the Agency pursuant to that certain Assignment of Easements dated as of April 5, 1991 and recorded in said Clerk's Office on May 3, 1991 in Book 3693 at Page 136 (collectively as amended and in effect from time to time, the "City Easement Agreements"); together with each Mortgagor's entire right, title and interest under the City Easement Agreements; and together with each Mortgagor's entire right, title and interest under the City Easements or otherwise in and to all pipelines, appurtenances, fixtures and other improvements now or hereafter located thereon, including the Project Pipeline;

     (d) Each Mortgagor's entire right, title and interest in and to the easements located outside the City of Syracuse in Onondaga County, New York, described on Exhibit A-4 attached hereto and incorporated herein (collectively, the "Outside Easements"), including any and all rights arising under, pursuant to, or derived from (i) the easements, licenses, rights of way, passages and similar agreements described on Exhibit A-5 attached hereto and incorporated herein, which were assigned by O'Brien and Gere to OBG Technical Services, Inc. pursuant to that certain Assignment and Assumption of Easements dated as of April 5, 1991 and recorded in said Clerk's Office on May 3, 1991 in Book 3693 at Page 9 and which were further assigned by OBG Technical Services, Inc. to POA pursuant to that certain Assignment and Assumption of Easements dated as of April 5, 1991 and recorded in said Clerk's Office on May 3, 1991 in Book 3693 at Page 15 (collectively as amended and in effect from time to time, the "Outside Easement Agreements"), (ii) and that certain Lease Agreement dated as of April 5, 1991, between POA, as landlord, and the Agency, as tenant, a memorandum of which dated as of April 5, 1991 was recorded in said Clerk's Office on May 3, 1991 in Book 3693 at Page 143, and a restated memorandum of which was recorded on December 28, 1992 in said Clerk's Office in Book 3816 at Page 217 (collectively as amended and in effect from time to time, the "Outside Easement Lease"); together with each Mortgagor's entire right, title and interest under the Outside Easement Agreements and the Outside Easement Lease; and together with each Mortgagor's entire right, title or interest under the Outside Easement Agreements, the Outside Easement Lease or otherwise in and to all pipelines, appurtenances, fixtures and other improvements now or hereafter located thereon, including the Project Pipeline (the City Easements and the Outside Easements are collectively referred to as the "Easements"; the Leased Site and the Easements are hereinafter referred to as the "Site"; the City Easement Agreements, the Outside Easement Agreements and the Outside Easement Lease are collectively referred to as the "Easement Agreements";

     (e) All buildings, structures, pipelines, fixtures, appurtenances and other improvements, including the Project Pipeline, Facility and Project, now or hereafter located on the Site (collectively, the "Improvements");

     (f) All machinery, apparatus, equipment, fittings, fixtures and other personal property of every kind and nature whatsoever owned by each Mortgagor, or in which each Mortgagor has or may hereafter have or acquire an interest, whether actually now or hereafter located at, upon or about the Site or not, and whether in storage or otherwise, wherever they may be located, or any appurtenance thereto, and used or usable in connection with the present or future operation and occupancy of all or any part of the Mortgaged Property, and all building equipment, materials and supplies or any nature whatsoever owned by each Mortgagor, or in which each Mortgagor has or may hereafter have or acquire an interest, whether actually now or hereafter located upon the Site or not, and whether in storage or otherwise, wherever they may be located, including power plants, particle separators, moisture separators, injection systems, gas pipelines, steam lines, power lines, pumps, control and monitoring equipment, tanks, boilers and turbines, all of which equipment, including replacements and additions thereto, shall, to the fullest extent permitted by law and for the purposes of this Mortgage, be deemed to be part and parcel of the Mortgaged Property (hereinafter collectively referred to as the "Equipment") (the Site, the Improvements and the Equipment are sometimes referred to collectively herein as the "Real Property"); together with all other, further, additional or greater right, title or interest of each Mortgagor in, to, under or derived from the Real Property or any part thereof, including the right of each Mortgagor to possession under s 365 of the Bankruptcy Code in the case of any rejection of the Master Lease, the Ground Lease or any Easement Agreement;

     (g) All licenses, permits, franchises and authorizations (including all Applicable Permits) now or hereafter held or obtained by each Mortgagor from any Governmental Authorities having jurisdiction over the operation, management or use of the Real Property and all intangible property and rights relating to the operation, management or use of the Real Property, or used in connection therewith, including options, option rights, and contract rights subject however to Section 4.11 hereof;
           ----

     (h) All development rights or credits, air rights, water rights (whether riparian, appropriative or otherwise, and whether or not appurtenant) and water stock and other rights relating to the Real Property;

     (i) All moneys deposited by or on behalf of each Mortgagor with any federal, state, city, county, governmental agency, irrigation, sewer or water district or company, gas or electric company, telephone company, other utility company or any other public or quasi-public body or agency, for the installation, or to secure the installation of, any utility or public service or work pertaining to the Real Property;

     (j) All (sub)leases affecting the use or occupancy of the Real Property and, except as otherwise expressly provided herein, the right to receive and apply the rents, issues, profits, products, income and royalties of the Mortgaged Property to the payment of the Secured Obligations;

     (k)  All POA's right, title and interest in, to and under the PILOT
Agreement;

     (l) All the remainders, reversions, rents, revenues, issues, profits, products, royalties, income, proceeds and other benefits derived by each Mortgagor from the Mortgaged Property, including the water rights and any mineral rights, all of which are hereby assigned to Mortgagee, who, except as provided herein, is hereby authorized to collect and receive the same, to give proper receipts and acquittances therefor and to apply the same to the payment of the Secured Obligations, notwithstanding the fact that the same may not then be due and payable;

     (m) All proceeds of the conversion, voluntary or involuntary, of any Mortgaged Property into cash or liquidated claims or amounts, including all proceeds of insurance now or hereafter payable to each Mortgagor with respect to the Mortgaged Property, all eminent domain, condemnation and similar awards or other compensation now or hereafter payable to each Mortgagor with respect to the Mortgaged Property, all Loss Proceeds, all Eminent Domain Proceeds and all Title Event Proceeds, all of which are hereby assigned to Mortgagee, who, subject to the provisions of the Financing Agreement, is hereby authorized to collect and receive the same, to give proper receipts and acquittances therefor and to apply the same to the payment of the Secured Obligations, notwithstanding the fact that the same may not then be due and payable;

     (n) Except for the Excluded Accounts, all accounts receivable, contract rights, chattel paper, instruments, general intangibles and other obligations of any kind now or hereafter existing arising out of or in connection with the sale, lease or other disposition of electrical or other energy, goods or the rendering of services from the Mortgaged Property, and all rights now or hereafter existing in and to all security agreements, leases, and other contracts securing or otherwise relating to any such accounts receivable, contract rights, chattel paper, instruments, general intangibles or obligations derived by each Mortgagor from the Mortgaged Property, and all inventory, now owned or hereafter acquired, of each Mortgagor derived from the Mortgaged Property, including raw materials, supplies, component parts and work in process, and the proceeds thereof;

     (o) All plans and specifications prepared for improvements on, or other development of, the Mortgaged Property (including all amendments, modifications, supplements, general conditions and addenda thereof or thereto) and all studies, data, models and drawings related thereto; and all contracts and agreements of each Mortgagor relating to the aforesaid plans and specifications or to the aforesaid plans and specifications or to the aforesaid studies, data, models and drawings; and all contracts and agreements of each Mortgagor executed from time to time relating to the maintenance, operation, occupancy, sale, alteration, development, or financing of the Mortgaged Property of any portion thereof, or for the purchase of materials for any of the foregoing purposes; all contracts with property managers, surveyors, real estate brokers, and other like agents and professionals that relate to any of the Mortgaged Property or any improvements constructed or to be constructed on the Mortgaged Property, and all maps, reports, surveys and studies of, or relating to, any of the Mortgaged Property or any improvements constructed or to be constructed on the Mortgaged Property, now or hereafter in the possession of each Mortgagor or any such agent or professional; and

     (p) All additions, accessions, replacements, substitutions, and renewals of or to any of the foregoing.

     PROVIDED, HOWEVER, that the Mortgaged Property shall not include, and this Mortgage shall not be a Lien upon, (i) any of the Project Documents other than each Mortgagor's respective interests in, to and under the Master Lease, the Ground Lease, the Outside Easement Lease and the other Easement Agreements and POA's interest under the PILOT Agreement as aforesaid and (ii) any turbine or associated equipment leased by a Mortgagor from General Electric Company or an affiliate thereof pursuant to its lease engine support program.

     TO HAVE AND TO HOLD the foregoing Mortgaged Property subject to the Permitted Title Encumbrances, to the extent the same remain in effect and affect the Real Property (provided that, except as provided in Section 4.21, nothing
                                                                ----
herein shall, or shall be construed to, subordinate this Mortgage to any such Permitted Title Encumbrances to which it is not otherwise subject under applicable law), but excluding the Unassigned Rights, unto Mortgagee and its successors and assigns forever.

     PROVIDED, NEVERTHELESS, and these presents are upon this express condition, that if the Issuers shall well and truly pay and perform the Secured Obligations at the time and in the manner prescribed in the Secured Documents and shall well and truly abide by each and every covenant set forth in the Secured Documents, then this Mortgage shall cease, determine and terminate, except for those provisions hereof which by their terms survive; otherwise, this Mortgage shall remain in full force and effect for all purposes. Upon such termination, Mortgagee shall, at POA's request and expense, subject to the provisions of
Section 4.23, execute and deliver to POA a release of this Mortgage as provided in said Section.

     Some of the Mortgaged Property described herein may be or become property in which Mortgagee has a security interest under the Security Agreement (dated as of the date hereof executed by POA, as grantor, in favor of Mortgagee, as secured party), or the SIDA Security Agreement (dated as of the date hereof executed by the Agency, as grantor, in favor of

Mortgagee, as secured party. Notwithstanding anything to the contrary in this Mortgage, the property described in paragraphs (g) through (p) above shall be subject to the Lien of, and otherwise governed by, this Mortgage to the extent that such Mortgaged Property legally constitutes real property or fixtures thereon or to the extent such Mortgaged Property is not the subject of a valid and perfected security interest governed by the Security Agreement or the SIDA Security Agreement. The rights, remedies and interests of Mortgagee under this Mortgage and under the Security Agreements are independent and cumulative, and there shall be no merger of any Lien hereunder with any valid and perfected security interest created by the either Security Agreement with respect to such property. Mortgagee may elect from time to time (which election Mortgagee may modify from time to time) to exercise or enforce any of its rights, remedies or interests under this Mortgage, the Security Agreements or applicable law as Mortgagee may from time to time deem appropriate.

     Section 1.02. Assignment of Rents and Leases. Each Mortgagor hereby absolutely and irrevocably assigns to Mortgagee all its right, title, interest and lessor's or sublessor's estate or interest in, to or under any leases or subleases of the Mortgaged Property. Each Mortgagor hereby further absolutely and irrevocably assigns to Mortgagee all its rights or interests in or to all of the rents, issues, profits and proceeds of the Mortgaged Property, including all leases or subleases thereof, all rents and other sums payable under any leases or subleases thereof, and all proceeds of the conversion, voluntary or involuntary, of the Mortgaged Property into cash or liquidated amounts or claims for the purposes and upon the terms and conditions hereinafter set forth. Mortgagee is hereby authorized to collect and receive the foregoing rents, issues, profits and proceeds, to give proper receipts and acquittances therefor, and to apply the same to the payment of the Secured Obligations, notwithstanding the fact that the same may not then be due and payable, provided however, that Mortgagee hereby grants to POA the exclusive right to collect, use, enjoy and receive such rents, issues, profits and proceeds (except Loss Proceeds, Eminent Domain Proceeds and Title Event Proceeds) until an Event of Default has occurred and is continuing. The foregoing assignment shall not cause Mortgagee to be a "mortgagee-in-possession" for any purpose or to be liable in any way under any leases or subleases so assigned to Mortgagee.

     Section 1.03. Limitations. Other than Permitted Liens and except as otherwise expressly provided in the Financing Agreement, or herein: (a) POA has not for itself or as agent for the Agency consented to any other security interest of any other Person in any fixtures and has not disclaimed any interest in any fixtures; and (b) POA has not for itself or as agent for the Agency agreed or consented to the removal of any fixtures from the Mortgaged Property, and any such consent by either Mortgagor shall not be binding on Mortgagee.

     Section 1.04. Removal. Notwithstanding any other provisions of this Mortgage or any other agreement or contract between POA and Mortgagee to the contrary, POA shall not, without the prior written consent of Mortgagee, remove or permit the removal of any fixture from the Mortgaged Property with a replacement cost in excess of Two Hundred Fifty Thousand Dollars ($250,000) or Five Hundred Thousand Dollars ($500,000) in the aggregate of all such fixtures removed during any one (1) year period from the date of this Mortgage until the date this Mortgage is released. Mortgagee further reserves the right to prohibit the removal of any such fixture by any Person other than POA with the legal right to remove any fixture from the Mortgaged Property unless and until such Person makes arrangements with (and satisfactory to) Mortgagee for the payment to Mortgagee of all costs of repairing any physical injury to the Mortgaged Property which may be caused by the removal of that fixture. So long as an Event of Default does not exist, any such payment shall be made directly to POA. If an Event of Default has occurred and is continuing, any such payment shall instead be made directly to Mortgagee, and Mortgagee may hold such payment as additional collateral under the Security Agreement, or may apply such payment to the Secured Obligations as authorized by the Security Agreement, pursuant to Section 9-502 of the UCC or otherwise. Failure by POA to cause the delivery to Mortgagee of any such payment shall constitute both (x) waste under (and a breach of) this Mortgage, and (y) conversion of Collateral under (and a breach of) the Security Agreement.

     Section 1.05. Secured Obligations. This Mortgage is granted for the purpose of securing and secures the payment and performance of all Obligations of the Issuers, now existing or hereafter arising, under the Financing Agreement, the Senior Secured Notes, this Mortgage and the other Collateral Documents (collectively the "Secured Documents"), whether principal, interest, fees, expenses, obligations of performance or otherwise and any obligations of the Agency under this Mortgage or the SIDA Security Agreement (all of such Obligations being herein called the "Secured Obligations").

     Section 1.06. Maximum Amount of Indebtedness. (a) Notwithstanding anything to the contrary in this Mortgage, the maximum principal indebtedness or Secured Obligations which is or under any contingency may be secured by this Mortgage, at the date of the execution and delivery hereof or at any time hereafter, is SIXTY EIGHT MILLION DOLLARS ($68,000,000) provided, however, that the foregoing limitation shall not limit the Lien and security of this Mortgage with respect to (i) interest on said maximum principal indebtedness payable pursuant to the Senior Secured Notes, or any premium payable pursuant to the Senior Secured Notes upon prepayment of said maximum principal indebtedness, (ii) repayment to Mortgagee after default of sums advanced or paid for real estate taxes (and payments in lieu thereof), charges or assessments upon the Mortgaged Property,
(iii) repayment to Mortgagee after default of sums advanced or paid for premiums for insurance covering the Mortgaged Property, (iv) repayment after default of all reasonable legal costs and expenses of collection of the indebtedness secured by this Mortgage or of the defense or prosecution of the rights, Liens and security interests created by this Mortgage, and (v) repayment to Mortgagee after default of any amount, cost or charge to which Mortgagee becomes subrogated, upon payment, whether under recognized principles of law or equity, or under express statutory authority; and the amounts included under (i) - (v) inclusive above, together with interest thereon, shall be deemed to be Secured Obligations; provided, that the Secured Obligations shall not include interest on any unpaid interest to the extent, if any, the same would require the payment of mortgage recording tax with respect thereto, unless such mortgage recording tax is in fact paid.

     (b) The limitation on the maximum principal amount of the Secured Obligations secured by this Mortgage pursuant to the preceding paragraph does not, and shall not be construed to, limit the amount of the Secured Obligations secured by the Security Agreements or any other Collateral Document.


                                   ARTICLE 2

                               Covenants of POA

     Section 2.01. Definitions and Interpretation. (a) Capitalized terms used in this Mortgage but not otherwise defined herein shall have the respective meanings ascribed thereto in the Financing Agreement. A copy of Section 1.01 Definitions of the Financing Agreement is attached hereto as Exhibit B and incorporated herein.

     (b)  The following terms are defined in the following locations in this
Mortgage:

     Term                                                  Section
     Agency                                                Preamble
     Article VII Certificate                               4.11
                                                           ----
     Capital Co.                                           Recitals
     City Easements                                        1.01(c)
                                                           -------
     City Easement Agreements                              1.01(c)
                                                           -------
     Clerk's Office                                        1.01(a)
                                                           -------
     Easement                                              1.01(a)
                                                           -------
     Easement Agreements                                   1.01(d)
                                                           -------
     Equipment                                             1.01(f)
                                                           -------
     Financing Agreement                                   Recitals
     First Mortgage                                        Preamble
     Funding L.P.                                          Recitals
     Grantor                                               2.07(a)(vi)
                                                           -----------
     Ground Lease                                          1.01(b)
                                                           -------
     Improvements                                          1.01(e)
                                                           -------
     Issuers                                               Recitals
     Leased Site                                           1.01(b)
                                                           -------
     Lessor                                                1.01(b)
                                                           -------
     Master Lease                                          1.01(a)
                                                           -------

          Mortgaged Property                                    1.01(a)
                                                                -------
          Mortgagee                                             Preamble
          Mortgagor, Mortgagors                                 Preamble
          Outside Easements                                     1.01(d)
                                                                -------
          Outside Easement Agreements                           1.01(d)
                                                                -------
          Outside Easement Lease                                1.01(d)
                                                                -------
          POA                                                   Preamble
          Project                                               Recitals
          Real Property                                         1.01(f)
                                                                -------
          Reconveyance Option                                   2.08
                                                                ----
          Rents and Profits                                     3.02(b)
                                                                -------
          Secured Documents                                     1.05
                                                                ----
          Secured Obligations                                   1.05
                                                                ----
          Senior Secured Notes                                  Recitals
          Series A Notes                                        Recitals
          Series B Notes                                        Recitals
          Site                                                  1.01(d)
                                                                -------

     (c) In this Mortgage, unless the context otherwise requires (i) the rules of construction in Section 1.04 of the Financing Agreement shall apply to this mortgage; (ii) words which include a number of constituent parts, things or elements, including the terms Leased Site, Easements, Easement Agreements, Improvements, Equipment, Real Property and Mortgaged Property, shall be construed as referring separately to each constituent part; and (iii) all rights and powers granted to Mortgagee hereunder shall be deemed to be coupled with an interest and be irrevocable.

     Section 2.02. Title (a) POA warrants that (i) to the best of POA's knowledge (A) the Agency is the owner of the leasehold estates in the Leased Site and the City Easements under respectively the Ground Lease and the Outside Easement Lease, the owner of the easement estates under the City Easement Agreements, and the owner of the Improvements (including the Project Pipeline) and Equipment; (B) POA is the owner of the subleasehold and leasehold estates in the Leased Site, the Easements, the Easement Agreements, the Improvements and the Equipment under the Master Lease, the owner of the tenant's interest under the Master Lease, the owner of the grantee's interests under the Outside Easement Agreements and the owner of the landlord's interest under the Outside Easement Lease and (ii) the Agency is the owner of the Equipment and POA is the owner of the leasehold estate in Equipment under the Master Lease, in each case under clauses (i) and (ii) free and clear of all Liens, except Permitted Liens, and (iii) the Permitted Liens do not materially interfere with the POA's use, enjoyment and operation of the Mortgaged Property. POA (A) shall cause the warranties in the preceding sentence to be true and correct in each and every respect; (B) shall not permit any Liens against the Mortgaged Property, except Permitted Liens, and (C) shall forever preserve, protect, warrant and defend (1) its estate, right, title and interest in and to the Mortgaged Property, (2) the validity, enforceability and priority of the Lien of this Mortgage on the Mortgaged Property, and (3) the right, title and interest of Mortgagee and any purchaser at any sale of the Mortgaged Property hereunder, in each case against all other Liens and claims whatsoever, except Permitted Liens. Except as provided in Section 4.21, nothing herein shall be construed to subordinate this Mortgage to any Permitted Lien to which it is not otherwise subject under applicable law.

     Section 2.03. Secured Obligations. POA shall duly and punctually pay, perform and observe the Secured Obligations to be paid, performed and observed by it and cause the due and punctual payment, performance and observance of the Secured Obligations to be paid, performed and observed by other Persons, in each case in accordance with the provisions of the Secured Documents.

     Section 2.04. Mortgaged Property. Subject to the provisions of the Financing Agreement, POA (i) shall keep the Mortgaged Property, or cause the Mortgaged Property to be kept, in good condition or repair, reasonable wear and tear excepted; (ii) shall not commit or permit any waste of the Mortgaged Property; (iii) shall not cause or permit any alterations, removal or demolition of the Mortgaged Property, except for such alterations, removal or demolition as may be required or permitted under the Financing Agreement or under Section 1.04
                                                                            ----
hereof or as may be required by any applicable law, ordinance, rule, regulation or order of any Governmental Authority having jurisdiction over the Mortgaged Property; (iv) shall complete or cause to be completed in good, first class and workmanlike manner, fully paid for and free from Liens, any construction, repair or restoration which may be performed on the Mortgaged Property; (v) shall promptly restore, or cause to be restored, any portion of the Mortgaged Property which may be damaged or destroyed, subject to the provisions of the Financing Agreement, unless the failure to comply with the same would not have a Material Adverse Effect; (vi) shall duly and punctually pay all Impositions with respect to the Property; (vii) shall duly and punctually pay and perform all of its obligations under each of the Project Documents unless the failure to comply with its obligations under a Project Document would not have a Material Adverse Effect, subject to any applicable grace or cure period provided in the Financing Agreement; (viii) shall duly and punctually, subject to any applicable grace or cure period provide in the Financing Agreement, comply with the requirements of all applicable laws, ordinances, rules, regulations, requirements, orders, decrees and judgments of any Governmental Authority having jurisdiction over the Mortgaged Property and with all licenses, permits, franchises, authorizations and agreements (including all Applicable Permits) applicable with respect to the Mortgaged Property unless the failure to comply with the same would not have a Material Adverse Effect; (ix) keep in force and effect insurance with respect to the Mortgaged Property as required under the Financing Agreement; (x) duly and punctually pay the premiums for such insurance; and (xi) duly and punctually comply with the requirements of the applicable insurance policies, companies and underwriting boards and agencies.

     Section 2.05. Insurance and Condemnation. All proceeds of insurance, condemnation and other losses received or receivable by each Mortgagor, including Loss Proceeds, Eminent Domain Proceeds and Title Event Proceeds, shall be delivered by each Mortgagor to Mortgagee and deposited, paid and applied by Mortgagee as provided for in the Financing Agreement.

     Section 2.06. (Sub)leases. (a) POA shall submit to Mortgagee for Mortgagee's prior written approval any (sub)lease of the Project or any portion of the Mortgaged Property, including approval of any (sub)tenant thereunder, and no (sub)lease shall be effective unless and until it has been approved by Mortgagee. In the event Mortgagee approves any such (sub)lease, POA shall not accept prepayments of rent for any period in excess of one month and shall perform all covenants of the (sub)lessor under all (sub)leases affecting the Project or the Mortgaged Property. As used herein, the term "(sub)lease" includes any extensions or renewals thereof and any amendments thereto to which Mortgagee has consented. POA shall not amend or terminate any (sub)leases without the prior written consent of Mortgagee and shall not consent to any assignment or (sub)subletting under any (sub)leases without the prior written consent of Mortgagee. POA shall immediately give notice to Mortgagee of any default under any of the (sub)leases it received or delivers. Mortgagee shall have the right but not the obligation to cure any default of POA under any of the (sub)leases upon notice to POA; and POA shall, immediately on demand, pay Mortgagee all costs incurred in curing such default, together with interest on such costs from the date of expenditure at a rate per annum equal to the Default Rate; and all sums due to Mortgagee pursuant to this Section 2.06 and all
                                                             ----
amounts disbursed in connection with said cure shall be deemed to be Secured Obligations.

     (b) Each (sub)lease of any portion of the Project or the Mortgaged Property shall be absolutely subordinate to the Lien of this Mortgage, but shall contain a provision satisfactory to Mortgagee that in the event of foreclosure hereunder, such (sub)lease, at the sole option of the purchaser at such sale, shall not be terminated and the tenant thereunder shall enter into a new
(sub)lease for the balance of the term of such (sub)lease then remaining upon the same terms and conditions.

     Section 2.07. Master Lease, Ground Lease and Easement Agreements. (a) POA agrees:

          (i) To keep and perform, or cause to be kept and performed, each and every covenant, agreement and obligation of the lessee or grantee as set forth in the Master Lease, Ground Lease, the Easement Agreements and the PILOT Agreement and any statute, ordinance, rule or regulation relating thereto, and not to commit, suffer or permit any breach thereof beyond any applicable grace or cure period provided in the Financing Agreement. POA shall not, however, be obligated to comply with any amendment to the Ground Lease made by the Agency and the University without POA's consent in contravention of the SIDA Consent and Agreement and the University Consent and Agreement. If the POA becomes aware of any such amendment, POA shall promptly notify Mortgagee thereof. If any such amendment shall exist, POA shall take such commercially reasonable action as Mortgagee shall request to cause such amendment to be rescinded or voided. If POA shall default under the Master Lease, Ground Lease or any Easement Agreement beyond any applicable grace or cure period provided in the Financing Agreement, Mortgagee may, at its option but without any obligation to do so, take any action necessary or desirable to cure any default by POA in the performance of any of the terms, covenants and conditions of the Master Lease, Ground Lease and Easement Agreements, Mortgagee being authorized to enter upon the Real Property for such purposes; and POA shall, immediately on demand, pay to Mortgagee all reasonable costs of Mortgagee incurred in curing any such default, together with interest on such costs from the date of expenditure at a rate per annum equal to the Default Rate; and all sums due to Mortgagee pursuant to this Section 2.07 shall be deemed to be Secured Obligations; and any
                  ----
     default by POA under the Master Lease, the Ground Lease or any of the Easement Agreements (beyond any applicable grace, notice and cure periods) shall be an Event of Default under this Mortgage;

          (ii) To give immediate notice to Mortgagee of any default under the Master Lease, the Ground Lease or any of the Easement Agreements within POA's knowledge or of the receipt by it of any notice of default from the Agency under the Master Lease, Lessor under the Ground Lease and any other Person under any of the Easement Agreements, and to furnish to Mortgagee all information that it may reasonably request concerning the performance by POA of the covenants of the Master Lease, the Ground Lease and the Easement Agreements;

          (iii) That the provisions hereof shall be deemed to be obligations of POA in addition to POA's obligations as lessee, sublessee or grantee with respect to similar matters contained in the Master Lease, the Ground Lease and the Easement Agreements; provided, however, the inclusion herein of any covenants and agreements relating to similar matters as to which POA is obligated under the Master Lease, the Ground Lease and the Easement Agreements shall not restrict or limit POA's duties and obligations to keep and perform promptly all of its covenants, agreements and obligations under the Master Lease, the Ground Lease or the Easement Agreements, and nothing in this Mortgage shall be construed as requiring POA or Mortgagee to take or omit to take any action which would cause a default under the Master Lease, the Ground Lease or any of the Easement Agreements;

          (iv) That so long as this Mortgage is in effect, there shall be no merger of the Master Lease, the Ground Lease or any Easement Agreement or any interest therein nor of the leasehold estate or other estate created thereby with the fee estate in the Real

     Property or any portion thereof by reason of the fact that the Master Lease, the Ground Lease or any Easement Agreement or any interest therein or the leasehold or other estate thereunder may be held directly or indirectly by or for the account of any Person who also holds the fee estate in the Real Property or a portion thereof or any interest therein. In case POA acquires the fee title or any other estate, title or interest in the Real Property, this Mortgage shall attach to and cover and be a Lien upon the fee title or such other estate so acquired, and such fee title or other estate shall, without further assignment, mortgage or conveyance, become and be subject to the Lien of and covered by this Mortgage. POA shall notify Mortgagee of any such acquisition and, on written request by Mortgagee, shall cause to be executed and recorded all such other and further assurances or other instruments in writing as may be reasonably requested by Mortgagee to carry out the intent hereof;

          (v) That, so long as this Mortgage is in effect, no surrender (except a surrender upon the expiration of the term) of the Master Lease, the Ground Lease or any Easement Agreement or any portion thereof or of any interest therein, and no termination of the Master Lease, the Ground Lease or any Easement Agreement, shall be valid or effective, and none of the Master Lease, Ground Lease or any Easement Agreement, nor the provisions thereof, may be amended, modified, changed, surrendered or canceled, or subordinated to any mortgage, to any lease, or to any other interest, either orally or in writing, without the prior written consent of Mortgagee in each case, and each Mortgagor agrees that any such action without the prior written consent of Mortgagee shall be void;

          (vi) That POA shall, promptly after the execution and delivery of this Mortgage or of any instrument or agreement supplemental thereto, give written notice to the Agency, the Lessor and the grantors under the Easement Agreements ("Grantors") in writing of the execution and delivery of this Mortgage; and

          (vii) That if the Master Lease, the Ground Lease or any Easement Agreement is for any reason whatsoever terminated prior to the expiration of its term and pursuant to any provision of the Master Lease, the Ground Lease or any Easement Agreement or otherwise Mortgagee or its designee shall acquire from the Agency, Lessor or any Grantor a new lease or easement (as the case may be) of the real property affected by the Master Lease, the Ground Lease or the Easement Agreement, POA shall have no right, title or interest in or to such new lease, easement or other agreement or the estate created thereby; provided, however that if POA shall have repaid the Senior Secured Notes and other Secured Obligations and performed all its obligations hereunder and under the other Secured Documents, then Mortgagee shall convey without warranty its right, title and interest in such new lease, easement or other agreement or estate, provided that POA simultaneously pays any taxes, fees and expenses relating to such conveyance.

     (b) POA warrants that (i) each of the Master Lease, the Ground Lease and the Easement Agreements is in all respects valid, binding and in full force and effect, (ii) none of the Master Lease, the Ground Lease and the Easement Agreements has been amended, supplemented, surrendered, terminated or otherwise modified, except as described herein, (iii) POA is not and, to the knowledge of POA, none of the Agency, Lessor or any Grantor is in default under any of the provisions of the Master Lease, the Ground Lease or any Easement Agreement, and
(iv) POA has not made and, to the knowledge of POA, none of the Agency, Lessor or any Grantor has made any claim of such default that has not been fully cured.

     Section 2.08. Reconveyance under Master Lease and PILOT Agreement. (a) In the event POA has any right or obligation to acquire any or all of the Agency's interests in the Real Property pursuant to Section 6.2, Section 6.3 or any other section of the Master Lease, pursuant to Section 6.03 or any other section of the PILOT Agreement or otherwise (each a "Reconveyance Option"), (i) POA shall not exercise any Reconveyance Option exercisable by it without the prior written consent of Mortgagee, and any attempted exercise of such Reconveyance Option without Mortgagee's consent shall be void; (ii) POA shall not close on any Reconveyance Option, unless POA simultaneously delivers to Mortgagee such instruments, documents, opinions of counsel and endorsements to Mortgagee's title insurance policy as Mortgagee requests to mortgage, grant and confirm to Mortgagee Liens and security interests under this Mortgage on the interests being reconveyed; and (iii) if an Event of Default has occurred and is continuing, then (A) at the option of Mortgagee, the reconveyance of the Agency's interests in the Real Property being reconveyed pursuant to any Reconveyance Option shall be conveyed directly to Mortgagee or its designee as owner; (B) in the case of any Reconveyance Option exercisable by POA, Mortgagee shall have (1) the right (upon not less than five days notice to POA) to require POA to exercise (and close pursuant to) such Reconveyance Option; and (2) the right, on behalf of POA (as POA's attorney-in-fact), to exercise (and/or close pursuant to) such Reconveyance Option; and (3) to execute and deliver any instrument or document in connection with any such exercise or closing; and (C) in connection with any such closing, POA shall, promptly after request by Mortgagee, deliver to Mortgagee such instruments, documents, opinions of counsel and endorsements to Mortgagee's title insurance policy as Mortgagee requests to mortgage, grant and confirm to Mortgagee Liens and security interests under this Mortgage on the interests being reconveyed (or, in the case of a reconveyance directly to Mortgagee or its designee pursuant to clause (iii)(A) above, Mortgagee's or such designee's title to the interests being reconveyed).

     (b) Without limiting the foregoing, POA and Mortgagee agree that, in the event POA acquires any or all of the Agency's interests in the Real Property pursuant to Section 6.2, Section 6.3 or any other section of the Master Lease, pursuant to Section 6.03 or any other section of the PILOT Agreement or otherwise (including the deemed transfer of title pursuant to the last sentence of Section 6.03 of the PILOT Agreement), then (i) immediately upon and simultaneously with the transfer of title (or deemed transfer) of the Agency's interests in the Real Property to POA, all of the Agency's interests so transferred to POA shall be deemed to be mortgaged and granted to Mortgagee under this Mortgage to the same extent as if originally set forth herein; (ii) POA shall promptly deliver to Mortgagee such instruments, documents, opinions of counsel and endorsements to Mortgagee's title insurance policy as Mortgagee requests to confirm to Mortgagee the Liens and security interests under this Mortgage on the interests reconveyed to POA; and (iii) Mortgagee shall have the right, on behalf of POA (as POA's attorney-in-fact), to execute and deliver any instrument or document necessary or appropriate to confirm the Liens and security interests under this Mortgage on the interests reconveyed to POA.

     (c) All instruments, documents, opinions of counsel and endorsements to Mortgagee's title insurance policy required to be furnished, and actions required to be taken, under this Section 2.08 shall be furnished and taken at
                                         ----
POA's sole cost; and POA shall be responsible pursuant to Section 4.12 for the
                                                                  ----
recording and filing of, and the payment of recording and filing fees and transfer mortgage recording and other taxes, with respect to the transactions, instruments and documents under this Section 2.08. POA shall, immediately on
                                             ----
demand, pay to Mortgagee all reasonable costs of Mortgagee incurred in connection with, or in exercising its rights under, this Section 2.08, together
                                                                 ----
with interest on such costs from the date of expenditure at a rate per annum equal to the Default Rate. All sums due to Mortgagee pursuant to this Section shall be deemed to be Secured Obligations.

     (d)  Nothing in this Section 2.08 shall, or shall be construed to, limit
                                  ----
anything in the SIDA Consent and Agreement, including in Section 7(h) thereof.

     Section 2.09. Bankruptcy. (a) POA hereby unconditionally assigns, transfers and sets over to Mortgagee any and all of POA's claims and rights arising from any rejection of the Master Lease, the Ground Lease or any Easement Agreement pursuant to the Bankruptcy Code. Mortgagee shall have the right to proceed in its own name or, if an Event of Default has occurred and is continuing, in the name of POA, in respect of any claim, suit, action or proceeding relating to the rejection of the Master Lease, the Ground Lease or any Easement Agreement, including the right to file and prosecute, to the exclusion of POA, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of the Agency, Lessor or any Grantor under the Bankruptcy Code. This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until the payment and performance in full of the Secured Obligations and the release of this Mortgage. Any amounts received by Mortgagee as damages arising out of the rejection of the Master Lease, the Ground Lease or any Easement Agreement as aforesaid shall be applied and paid as set forth in Section 3.04.
                                 ----

     (b) POA shall not, without Mortgagee's prior consent, elect to treat the Master Lease, the Ground Lease or any Easement Agreement as terminated under
Section 365(h)(1) of the Bankruptcy Code. Any such election made without Mortgagee's prior consent shall be void.

     (c) If, pursuant to Section 365(h)(1) of the Bankruptcy Code, POA seeks to offset against the rent or other charges reserved in the Master Lease, the Ground Lease or any Easement Agreement, the amount of any damages caused by the non-performance by the Agency, Lessor or any Grantor of its obligations under the Master Lease, the Ground Lease or any Easement Agreement after rejection thereof under the Bankruptcy Code, POA shall, prior to effecting such offset, notify Mortgagee of its intention to do so, setting forth the amounts proposed to be so offset and the basis therefor. Mortgagee shall have the right, within ten (10) days after receipt of such notice from POA, to reasonably object to all or any part of such offset, and, in the event of such reasonable objection, POA shall not effect any offset of the amounts so objected to by Mortgagee for a period of thirty (30) days after Mortgagee has delivered its objection notice to POA, during which time Mortgagee shall have the right to bring its objections to the attention of any court supervising the bankruptcy of such party, and both Mortgagee and POA agree to abide by the decision of any such court. If (i) Mortgagee has failed to object as aforesaid within the (10) days after notice from Mortgagee or (ii) the court fails to render its decision within the above-mentioned thirty (30) day period, POA may proceed to effect such offset in the amounts set forth in POA's notice. Neither Mortgagee's failure to object as aforesaid nor any objection or other communication between Mortgagee and POA relating to such offset shall constitute an approval of any such offset by Mortgagee.

     (d) If any action, proceeding, motion or notice shall be commenced or filed in respect of the Mortgaged Property in connection with any case under the Bankruptcy Code (other than a case under the Bankruptcy Code commenced with respect to POA), Mortgagee shall have the option, exercisable upon notice to POA, to participate in any such litigation with counsel of Mortgagee's choice. If an Event of Default shall have occurred and be continuing, Mortgagee shall have the option of assuming the control of any such litigation and may proceed in its own name or in the name of POA in connection with any such litigation, and POA agrees to execute any and all powers, authorizations, consents and other documents required by Mortgagee in connection therewith. POA shall pay to Mortgagee all costs and expenses (including reasonable attorneys' fees and disbursements) paid or incurred by Mortgagee in connection with the participation in or prosecution or conduct of any such proceedings within five
(5) business days after notice from Mortgagee setting forth such costs and expenses in reasonable detail. Any such costs or expenses not paid by POA as aforesaid shall be deemed to be Secured Obligations. POA shall not commence any action, suit, proceeding or case, or file any application or make any motion, in respect of the Master Lease, the Ground Lease or any Easement Agreement in any such case under the Bankruptcy Code (other than a case under the Bankruptcy Code commenced with respect to POA) without the prior written consent of Mortgagee.

     (e) POA shall, promptly after obtaining knowledge thereof, notify Mortgagee of any filing by or against the Agency, Lessor or any Grantor of a petition under the Bankruptcy Code. POA shall thereafter forthwith give notice of such filing to Mortgagee, setting forth any information available to POA as to the date of such filing, the court in which such petition was filed, and the relief sought therein. POA shall, promptly after receipt thereof deliver to Mortgagee any and all notices, summonses, pleadings, applications and other documents received by POA in connection with any such petition and any proceedings relating thereto.

     (f) If there shall be filed by or against POA a petition under the Bankruptcy Code, and POA shall determine to reject or consent to the rejection of the Master Lease, the Ground Lease or any Easement Agreement pursuant to
Section 365(a) of the Bankruptcy Code, then POA shall give Mortgagee not less than ten (10) days' prior notice of the date on which POA will (x) apply to the bankruptcy court for authority to reject the Master Lease, the Ground Lease or any Easement Agreement, or (y) consent to the rejection thereof, as the case may be. Mortgagee shall have the right, but not the obligation, to serve upon POA within such 10-day period a notice stating that (i) Mortgagee demands that POA assume and assign the Master Lease to Mortgagee pursuant to Section 365 of the Bankruptcy Code, and (ii) Mortgagee covenants to cure or provide adequate assurance of prompt cure of all defaults and provide adequate assurance of future performance of POA's obligations under the Master Lease. If Mortgagee serves upon POA the notice described in the preceding sentence, POA shall not seek to reject the Master Lease or consent thereto and shall seek court approval to comply with the demand provided for in clause i) of the preceding sentence within thirty (30) days after the notice shall have been given, subject to the performance by Mortgagee of the covenant provided for in clause ii) of the preceding sentence.

     (g) Effective upon the entry of an order for relief in respect of POA under the Bankruptcy Code, POA hereby assigns and transfers to Mortgagee a non-exclusive right to apply to the bankruptcy court under Section 365(d)(4) of the Bankruptcy Code for an order extending the period during which the Master Lease, the Agency, Lessor or any Grantor may be rejected or assumed.

     (h)  Nothing in this Section 2.09 shall, or shall be construed to, limit
                                  ----
anything in the SIDA Consent and Agreement, including in Sections 7(i) through
(o) thereof.

     Section 2.10. Reasonable Acts. POA shall do any and all acts which, from the character or use of the Mortgaged Property, may be reasonably necessary to protect and preserve the security of Mortgagee, the specific enumerations herein not excluding the general.

     Section 2.11. Performance. POA shall faithfully perform, subject to any applicable grace or cure period provided in the Financing Agreement, each and every covenant to be performed by POA under any Lien or encumbrance upon or affecting the Mortgaged Property, including the Project Documents, the Permitted Title Encumbrances, the Permitted Liens and all other mortgages, (sub)leases, agreements, covenants, easements, conditions, restrictions and other encumbrances which now or hereafter affect the Mortgaged Property, in law or in equity, unless the failure to comply with the same would not have a Material Adverse Effect.

     Section 2.12. Attorneys. Upon election of Mortgagee so to do, employment of an attorney is authorized and payment by POA of all reasonable attorneys' fees, costs and expenses in connection with any action and/or actions (including the cost of evidence or search of title), which may be brought for the foreclosure of this Mortgage, and/or possession of the property covered hereby, and/or for the appointment of a receiver, and/or for the enforcement of any covenant or right in this Mortgage contained as hereinafter provided shall be deemed to be Secured Obligations.

     Section 2.13. Personal Property. Except as provided herein and in the Financing Agreement, no portion of the Mortgaged Property which is personal property may be removed from the Real Property without the prior written consent of Mortgagee unless POA shall immediately replace such personal property with similar property of equivalent value on which Mortgagee has a valid first Lien.

     Section 2.14. Acceleration upon Sale or Encumbrance. Except as expressly permitted in the Financing Agreement, upon the sale, transfer, hypothecation, assignment or encumbrance, whether voluntary, involuntary or by operation of law, of all or any part of the Mortgaged Property or any interest therein or the transfer of any interest in POA or a Partner or any other sale, transfer or disposition not permitted by the Financing Agreement without the prior written consent of Mortgagee, Mortgagee may, at its sole option (exercised in accordance with the Financing Agreement), unless such event does not constitute an Event of Default under the Financing Agreement, by written notice to POA, declare all Secured Obligations immediately due and payable, except to the extent that such acceleration by Mortgagee is prohibited by law. However, Mortgagee shall give prior notice to the Agency before Mortgagee exercises any remedies against the Agency or its interest in the Mortgaged Property.


                                   ARTICLE 3

                        Defaults; Remedies of Mortgagee

     Section 3.01. Event of Default. (a) The occurrence of an Event of Default under the Financing Agreement (as such term is defined in the Financing Agreement), whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, shall constitute an Event of Default hereunder.

     (b) Notwithstanding anything to the contrary herein, in any other Secured Document or (to the fullest extent permitted by law) under applicable law, Mortgagee and the other Secured Parties shall not have any obligation to provide notice to the Agency of any Default or Event of Default, any right to receive such notice being hereby irrevocably waived; and any failure to provide notice of any Default or Event of Default to the Agency shall not alter the force and effect of any Default or Event of Default; provided however, that Mortgagee shall give prior notice to the Agency before Mortgagee exercises any remedies against Agency or its interest in the Mortgaged Property.

     Section 3.02. Remedies and Acceleration. If an Event of Default shall have occurred and be continuing, subject to the Financing Agreement, Mortgagee may declare the principal of and interest on the Senior Secured Notes and all other Secured Obligations to be immediately due and payable by giving notice to POA, and such principal, interest and other sums shall thereupon be due. Whether or not Mortgagee has declared all such amounts immediately due and payable, if an Event of Default has occurred and is continuing, Mortgagee may, at its option, in each case to the extent permitted by law, take any of the following actions in such order or together as Mortgagee shall elect:

     (a) With or without notice, and without releasing POA from any obligation hereunder or under any other Financing Document, Mortgagee may cure any Default or Event of Default hereunder and, in connection therewith, enter upon the Mortgaged Property and do such acts and things as directed by Mortgagee, if such acts and things are in the opinion of Mortgagee necessary or desirable to protect the security hereof, including appearing in and defending any action or proceeding purporting to affect the title to the Mortgaged Property, the security hereof or the rights or powers of Mortgagee hereunder; pay, purchase, contest or compromise any encumbrance, rent, charge, Lien or claim of Lien as directed by Mortgagee which, in its sole judgment, is prior or superior hereto or adversely affects the security hereof; pay any premiums or charges with respect to insurance required to be carried hereunder; and employ counsel, accountants, contractors and other appropriate Persons as directed by Mortgagee which it in its sole discretion deems necessary.

     (b) Mortgagee may, by itself or by its agents, in its own name or in the name of POA (or, if applicable, the Agency), with or without entry on or possession of the Mortgaged Property, collect and control the rents, issues, profits, income or proceeds of all or any part of the Mortgaged Property ("Rents and Profits"), to the exclusion of each Mortgagor and all Persons claiming by, through or under each Mortgagor.

     (c) Mortgagee may, by itself or by its agents, in its own name or in the name of POA, or by a receiver, enter and take possession of the Mortgaged Property or any part thereof, exclude each Mortgagor and all Persons claiming by, through or under each Mortgagor wholly or partly therefrom, and use, manage, operate and control the same, conduct the business thereof, and from time to time and at the expense of POA and of the Mortgaged Property, to the same extent as POA might do in its own name, incur expenses for taxes, payments in lieu of taxes, assessments, insurance, maintenance, repairs, replacements, alterations, additions or improvements as may be determined by Mortgagee, and collect and receive the Rents and Profits thereof and apply the same to the payment of the costs and expenses incurred by Mortgagee hereunder or under applicable law, the remainder to be applied as provided in Section 3.04(b) hereof.
                                               -------

     (d) Mortgagee shall be entitled to have a receiver of the Rents and Profits appointed, without notice to either Mortgagor, without regard to the adequacy of any security for the Secured Obligations, and without regard to the solvency of POA or any other Person liable for the payment of the Secured Obligations.

     (e) Mortgagee may commence and maintain an action or proceeding, or actions or proceedings, in any court of competent jurisdiction to foreclose this Mortgage against any or all of the Mortgaged Property. Each Mortgagor agrees that in the event of a foreclosure either by judicial action or proceeding pursuant to this Section 3.02(e) or by power of sale pursuant to the following
                         -------
Section 3.02(f), at the election of Mortgagee: (i) this Mortgage may be
        -------
foreclosed against either (A) POA's interest under the Master Lease, without including the Agency's interest under the Ground Lease, in which case the foreclosure would be subject to the Master Lease and the Agency's interest under the Ground Lease or (B) the Agency's interest under the Ground Lease, in which case the foreclosure would also be against POA's interest under the Master Lease and would terminate the Master Lease; (ii) if Mortgagee elects to foreclose first against POA's interest under the Master Lease, Mortgagee may at its election thereafter join the Agency's interest under the Ground Lease in such foreclosure or, if such foreclosure is concluded, bring a separate, subsequent foreclosure against the Agency's interest under the Ground Lease; and (iii) any foreclosure (against POA's interest under the Master Lease separately or POA's and the Agency's interests under the Master Lease and the Ground Lease together) shall include such of the Easements, Easement Agreements and other Mortgaged Property as Mortgagee shall elect.

     (f) Mortgagee may choose to utilize the procedures set forth in Article 4 of the New York Real Property Actions and Proceedings Law and commence a non-judicial foreclosure of this Mortgage by power of sale. To the fullest extent permitted by law, each Mortgagor waives any right granted pursuant to Section 1421 or any other provision of the New York Real Property Actions and Proceedings Law to challenge the Mortgagee's election to enforce this Mortgage by means of such non-judicial foreclosure by power of sale.

     (g) Subject to Section 9.07 of the Financing Agreement in the case of such enforcement against POA and subject to Section 4.19 hereof in the case of any such enforcement against the Agency (i) Mortgagee may commence and maintain an action or proceeding, or actions or proceedings, in any court of competent jurisdiction to obtain specific enforcement of the covenants of each Mortgagor under this Mortgage or under the other Secured Documents, or may exercise any other right, power or remedy available under any of the Secured Documents, at law or in equity; and (ii) each Mortgagor agrees that such covenants shall be specifically enforceable by injunction or any other appropriate equitable remedy.

     (h) By itself or by its agents, Mortgagee may exercise any or all of the remedies available to a secured party under the UCC including:

          (i) Either itself, by its agents or by means of a court appointed receiver, take possession of all or any part of the Mortgaged Property and exclude therefrom each Mortgagor and all others claiming under either Mortgagor, and thereafter hold, store, operate, use, manage, maintain and control, make repairs, replacements, alterations, additions and improvements to and exercise all rights and powers that either Mortgagor may have in respect of the Mortgaged Property or any part thereof, or cause the same to be operated by a Person selected by Mortgagee. In the event Mortgagee demands or attempts to take possession of the Mortgaged Property in the exercise of any rights hereunder or under the Secured Documents, each Mortgagor shall promptly turn over and deliver complete possession thereof to Mortgagee;

          (ii) Without notice to or demand upon either Mortgagor, make such payments and do such acts as Mortgagee may deem necessary to protect the security interest granted hereby in the Mortgaged Property, including paying, purchasing, contesting or compromising any encumbrance, charge or Lien which is prior or superior thereto, and in exercising any such powers or authority to pay all expenses incurred in connection therewith;

          (iii) Require POA to assemble the Mortgaged Property, or any portion thereof, at a place designated by Mortgagee and reasonably convenient to both parties, and promptly to deliver such Mortgaged Property to Mortgagee, or an agent or representative designated by it, it being understood that Mortgagee, and its agents, representatives and employees, shall have the right to enter upon any or all of the Real Property to exercise Mortgagee's rights hereunder; and

          (iv) Sell, lease or otherwise dispose of the Mortgaged Property at public or private sale, with or without having the Mortgaged Property at the place of sale, and upon such terms and in such manner as Mortgagee may direct, and Mortgagee may be a purchaser at any such sale.

     As to any personal property subject to the UCC included in the Mortgaged Property, including accounts, contract rights and general intangibles, Mortgagee may proceed separately against such personal property under the UCC or may proceed as to both real and personal property in accordance with the rights and remedies Mortgagee has with respect to real property. In either event, if a Mortgagor alleges any sale pursuant to this Section 3.02 was not conducted in a
                                                    ----
commercially reasonable manner, such Mortgagor shall have the burden of proving such allegation.

     (i) Resort to and realize upon the security hereunder and any other security now or hereafter held Mortgagee in such order and manner as Mortgagee may, in its sole discretion, determine. Resort to any or all such security may be taken concurrently or successively and in one or several consolidated or independent judicial actions or proceedings, or lawfully taken non-judicial proceedings, or both.

     Section 3.03. Sales of Mortgaged Property. (a) Mortgagee may adjourn from time to time any sale by it to be made under or by virtue of this Mortgage by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Mortgagee, without any further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

     (b) Upon the completion of any sale or sales made pursuant to the terms hereof, Mortgagee (as attorney-in-fact for each Mortgagor), or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Mortgagee is hereby appointed the true, lawful and irrevocable attorney-in-fact of each Mortgagor, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Mortgaged Property and rights so sold and for that purpose Mortgagee may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more Persons with like power, Mortgagor hereby ratifying and confirming that all such attorneys-in-fact or such substitute or substitutes may lawfully do by virtue hereof. Nevertheless, each Mortgagor shall execute, acknowledge and deliver to Mortgagee or to such purchaser or purchasers all such instruments as Mortgagee may deem appropriate to evidence, confirm and ratify such sale or sales. Any such sale or sales, whether made under the power of sale herein granted or pursuant to a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of such Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against such Mortgagor and against any and all Persons claiming or who may claim the same or any part thereof by, through or under such Mortgagor.

     (c) In the event of any sale made pursuant to the terms hereof, the entire principal balance of the Senior Secured Notes then outstanding, together with accrued but unpaid interest thereon, and all premiums due thereon and all other sums required to be paid by the Issuers pursuant to the Senior Secured Notes, this Mortgage and the other Secured Documents shall be immediately due and payable, anything in the Senior Secured Notes, this Mortgage, the other Secured Documents or otherwise to the contrary notwithstanding.

     (d) Upon sale of the Mortgaged Property made pursuant to the terms of this Mortgage, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting the Secured Obligations against the net sales price, after deducting therefrom the expense of the sale, the cost of the action or proceeding and any other sums which Mortgagee is authorized to deduct under this Mortgage, a judgment of foreclosure and sale or applicable law.

     (e) If the Mortgaged Property consists of two or more distinct parcels, all of such parcels shall be sold as one parcel, unless Mortgagee shall elect otherwise.

     Section 3.04. Application of Proceeds. Subject to the provisions of the Financing Agreement, the proceeds of any sale made either under the power of the sale hereby given or under a judgment, order or decree made in any action or proceeding to foreclose or to enforce this Mortgage, shall, unless otherwise provided by law, be applied:

     (a) first, to the payment (in the following order of priority, unless otherwise provided by law) of (i) any PILOT Amounts then due and payable under the PILOT Agreement and unpaid, except any Subordinated PILOT Obligations; (ii) any transfer or other taxes payable with respect to such sale or the transfer pursuant to such sale, (iii) all of Mortgagee's costs and expenses of such sale, including reasonable attorneys' fees of Mortgagee, (iv) all charges, expenses and advances incurred or made by Mortgagee in order to protect the Lien or estate created by this Mortgage or the security afforded hereby, including pursuant to Section 3.02, and (v) interest at the Default Rate on the costs and
                    ----
expenses described in clauses (iii) and (iv) of this Section 3.04(a);
                                                             -------

     (b) next to the Collateral Agent to be deposited in the Redemption Account pursuant to Section 3.11(a)(iii) and 3.11(b)(ii) of the Depository Agreement to be paid applied and distributed as provided in Section 3.11(b)(ii) of the Depository Agreement, Section 5.10 of the Financing Agreement and any other applicable provisions of the Financing Agreement, the Depository Agreement and the other Secured Documents;

     (c) next, to the payment of any other Secured Obligations that remain unpaid; and

     (d) any balance thereof shall be paid to POA, or to whoever shall be legally entitled thereto (including Mortgagee and any other Secured Party to the extent that Mortgagee or any other Secured Party holds Liens or claims junior to this Mortgage), or as a court of competent jurisdiction may otherwise direct.

     Section 3.05. Waivers by Mortgagors. To the fullest extent permitted under applicable law, each Mortgagor for itself and for all Persons claiming by, through or under it, hereby waives the benefit of and agrees not to plead or otherwise take advantage of if an Event of Default should occur and be continuing (a) any applicable present or future stay, extension or moratorium law, which may affect observance or performance of this Mortgage or any other Secured Document, (b) any applicable present or future law providing for the valuation or appraisal of the Mortgaged Property or any portion thereof prior to the exercise of any right or remedy under or pursuant to the provisions of this Mortgage or any other Secured Document, (c) any and all applicable present or future defenses of laches and similar defenses, (d) any and all applicable present or future statutes of limitations and similar statutes, (e) any and all rights and equities of redemption after any foreclosure of this Mortgage, (f) any and all applicable present or future rights to notice of seizure, (g) any and all applicable present or future rights to have the Mortgaged Property marshaled upon any foreclosure hereof, (h) any and all applicable present or future laws that may require Mortgagee to pursue or exhaust its rights or remedies against either Mortgagor before proceeding against the Mortgaged Property, against any part of the Mortgaged Property before proceeding against any other part thereof or against any or all of the Mortgaged Property before proceeding to collect the Secured Obligations, and (i) subject to Section 9.07 of the Financing Agreement in the case of POA and subject to Section 4.19 hereof in the case of the Agency, any and all present or future laws that may prohibit or limit any deficiency judgment after any foreclosure of this Mortgage.

     Section 3.06. Rights Cumulative. Mortgagee's rights, powers and remedies under this Mortgage and the other Secured Documents are cumulative and in addition to any other rights, powers and remedies provided under the other Secured Documents, at law or in equity. No delay or omission by Mortgagee shall impair any such right, power or remedy or be construed to be a waiver of or acquiescence in any Default or Event of Default.

     Section 3.07. Attorney-in-Fact. In addition to all other powers of appointment granted herein, each Mortgagor irrevocably appoints Mortgagee (with full power of substitution) as its true and lawful attorney-in-fact, with the right, power and authority to execute and deliver after the occurrence and during the continuance of an Event of Default, in its name and stead, all bills of sale, assignments, release and other proper instruments Mortgagee may deem necessary to effect the sale, assignment transfer or delivery pursuant to the terms of this Mortgage, to maintain the Mortgaged Property, to perfect the security interest therein or to carry out the provisions of this Mortgage, including assignments from such Mortgagor to of its right, title, interest and leasehold estate in, to or under the Master Lease, the Ground Lease and the Easement Agreements.

     Section 3.08. Receipt a Sufficient Discharge. Upon any sale of the Mortgaged Property or any part thereof or interest therein, whether pursuant to foreclosure or power of sale or otherwise, the receipt of the officer making the sale under judicial proceedings by private sale shall be sufficient discharge to the purchaser for the purchase money and such purchaser shall not be obligated to see to the application of such funds.

     Section 3.09. Exclusive Power of Mortgagee. Mortgagee shall have the sole and exclusive power to exercise any and all rights and remedies provided for in this Article 3 , without signature, authorization, joinder, consent or other
             -
proof of authority from any Person, including any other Secured Party. If, in its sole and absolute discretion, Mortgagee (in its capacity as Collateral Agent) fails or refuses to exercise any or all remedies available under this Mortgage, no other Person, including any other Secured Party in its capacity as such, shall have the power to exercise any such right or remedy.

     Section 3.10. Other Rights. At the time and in the manner herein provided, Mortgagee may, at Mortgagee's election upon prior written notice to POA, on behalf of POA, but without releasing POA from any obligation hereunder or any other Secured Document and without waiving its right to declare an Event of Default or impairing any declaration of an Event of Default or election to cause the Mortgaged Property to be sold or any sale proceeding predicated thereon: (i) make such payments or do such acts as POA is entitled to do in such manner and to such extent as Mortgagee may deem necessary to protect the security hereof, Mortgagee being authorized to enter upon and take possession of the Mortgaged Property for such purposes; (ii) commence, appear in and/or defend any actions or proceedings purporting to affect the security hereof or the interests, rights, powers or duties of Mortgagee hereunder, whether brought by or against POA or Mortgagee; and (iii) pay, purchase, contest or compromise any Imposition, Lien, insurance premium (for any insurance required under the Financing Agreement), claim, debt, charge or encumbrance which in the judgment of Mortgagee may affect or appear to affect the security of this Mortgage or the interests, rights, powers and/or duties of Mortgagee hereunder. Mortgagee shall not be under any obligation to make any of the payments or do any of the acts referred to in this Section 3.10. Any of the actions referred to in this Section
                            ----
3.10 may be taken by Mortgagee irrespective of whether any notice of Default or
----
election to sell has been given hereunder and without regard to the adequacy of the security for the Secured Obligations. Mortgagee shall not be required to provide POA with prior written notice under this Section 3.10 if an Event of
                                                         ----
Default has occurred and is continuing. POA shall, immediately on demand, pay to Mortgagee all costs of Mortgagee incurred in exercising its rights under this
Section 3.10, together with interest on such costs from the date of
        ----
expenditure at a rate per annum equal to the Default Rate. All sums due to Mortgagee pursuant to this Section shall be deemed to be Secured Obligations.


                                   ARTICLE 4
                                 Miscellaneous

     Section 4.01. Further Assurances. If Mortgagee shall request that each Mortgagor execute any instrument or document (including any supplement hereto, memorandum of lease, security agreement, financing statement, continuation statement, certificate of title or estoppel certificate stating the principal interest and other amounts then due, any known defaults or any other matters with respect to the Secured Obligations or the Secured Documents) that is necessary or advisable so that Mortgagee and the other Secured Parties may obtain the full benefit of the Lien intended to be created hereby and the rights and powers granted herein. If Mortgagee shall provide a Mortgagor with such instrument or document, such Mortgagor shall promptly execute, acknowledge, deliver and file (at POA's cost pursuant to Section 4.12) the same. If such
                                                    ----
Mortgagor shall not promptly execute and deliver the same, Mortgagee shall have the right and power to execute, acknowledge, deliver and file (at POA's cost pursuant to Section 4.12) the same acting on behalf such Mortgagor. Mortgagee
                    ----
shall have the right and power to execute, acknowledge and file (at POA's cost pursuant to Section 4.12) financing statements and continuation statements
                    ----
acting on behalf of each Mortgagor without such Mortgagor's signature.

     Section 4.02. Notices. (a) Unless otherwise specifically provided herein, all notices, consents, directions, approvals, instructions, requests, demands and other communications hereunder shall be in writing and shall be served or delivered as provided in Section 9.02 of the Financing Agreement, except that all notices from or to the Agency shall be served or delivered as provided in
Section 17 of the SIDA Consent and Agreement.

     (b) Mortgagee shall send to the Agency copies of all notices of any Default or Event of Default hereunder that Mortgagee sends to POA; provided, however, that any failure to provide notice of any Default or Event of Default to the Agency shall not alter the force and effect of such Default or Event of Default.

     Section 4.03. Severability. If all or any part of any provision hereof shall be invalid, illegal or unenforceable, the remaining provisions of this Mortgage shall continue to be valid and enforceable and not affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

     Section 4.04. Amendment. Any termination, amendment, supplement, waiver or modification of any provision hereof shall be in writing, executed by POA and Mortgagee. Notwithstanding the preceding sentence, any termination, amendment, supplement, waiver or modification of any provision of Sections 4.19 - 4.22
                                                                ----   ----
inclusive hereof or any other provision hereof binding or benefitting the Agency, shall be in writing, executed by Mortgagors and Mortgagee.

     Section 4.05. Headings. The headings of the Articles, Sections and subsections hereof are for convenience and shall not affect the meaning of this Mortgage.

     Section 4.06. Benefit. The parties hereto, their permitted successors and assigns, but no others, shall be bound hereby and entitled to the benefits hereof. Without limiting the foregoing, Mortgagee may, at its election, assign, convey, or transfer all or any part(s) of its right, title or interest hereunder in connection with any assignment or other transfer of all or any part(s) of its rights or obligations under the Secured Documents.

     Section 4.07. Governing Law. This Mortgage shall be governed by and construed in accordance with the laws of the State of New York.

     Section 4.08. Time of the Essence. Time is of the essence in this Mortgage with respect to any obligation or covenant of any Mortgagor.

     Section 4.09. Consistency with Financing Agreement. Where any obligation or agreement contained herein conflicts with any obligation or agreement contained in the Financing Agreement, the obligation or agreement contained in the Financing Agreement shall govern to the exclusion of such obligation or agreement contained in this Mortgage. Nothing in this paragraph shall impair Mortgagee's rights and remedies hereunder if an Event of Default has occurred and it continuing.

     Section 4.10. Interaction with Security Agreements. To the extent that any Mortgaged Property is personal property in which Mortgagee has a "valid" and "perfected" security interest as defined in Article of the UCC, where there is any inconsistency between an obligation or agreement contained in the Security Agreements and an obligation or agreement contained in this Mortgage, the provisions of the Security Agreements shall govern.

     Section 4.11. Mortgagee's Covenant. Mortgagee covenants that if, as the result of the exercise of any of Mortgagee's remedies under the Secured Documents, Mortgagee becomes the holder of any license, permit, franchise, authorization or agreement (including any Applicable Permit) described in
Section 1.01(g) hereof, including that certain certificate of environmental
        ----
compatibility and public need issued June 5, 1989 pursuant to Article II of the Public Service Law (the "Article II Certificate"), Mortgagee shall assume the duties and obligations of POA under such license, permit, franchise, authorization or agreement, but only to the extent required by law if Mortgagee elects (at its sole discretion) as a condition to Mortgagee's right to obtain the benefits of such document; provided however that the duties of Mortgagee pursuant to this
Section 4.11 are intended solely for the benefit of any applicable Governmental
        ----
Authority (and not for the benefit of POA) and Mortgagee shall have no liability to POA pursuant to this paragraph. Nothing in this Section 4.11 is intended to
                                                           ----
limit any of the duties or obligations of POA under this Mortgage or any other Secured Document.

     Section 4.12. Recordation of Mortgage; Payment of Recording and Filing Fees and Taxes. (a) The Agency shall cause this Mortgage to be recorded in the Clerk's Office, together with an affidavit by the Agency to the effect that no mortgage recording tax is due upon this Mortgage.

     (b) Each Mortgagor, as appropriate, shall record and file such other financing statements, continuation statements and other instruments and documents as are necessary or appropriate to give notice of and protect the priority of the Liens and security interests created by this Mortgage in all offices where recondition or filing is necessary or appropriate to give such notice and protect such priority, together with (if appropriate) an affidavit by the Agency to the effect that no mortgage recording tax is due thereon.

     (c) POA shall pay or cause to be paid any and all recording and filing fees, mortgage recording taxes and interest and penalties thereon which may be or may hereafter become due or payable in connection with this Mortgage, such financing statements, continuation statements or such other instruments or the recording or filing of any thereof; and, if POA shall fail to pay any such fee, tax, interest or penalty Mortgagee may, but shall not be obligated to, pay the same on behalf of POA. POA shall, immediately on demand, pay to Mortgagee any and all amounts paid by Mortgagee pursuant to this Section 4.12, together with interest on such amounts from the date of payment at the rate per annum equal to the Default Rate. All sums due to Mortgagee pursuant to this Section 4.12 shall be deemed to be Secured Obligations.

     Section 4.13. Perfection of Assignment of Rents, Issues and Profits. Each Mortgagor acknowledges and agrees that, upon recordation of this Mortgage and the filing and/or recording of any other documents required by law to perfect a security interest, Mortgagee's interest in the rents, issues and profits of the Real Property shall be deemed to be fully perfected, "choate" and enforced as to each Mortgagor and all third parties, including any subsequently appointed trustee in any case under the U.S. Bankruptcy Code, without the necessity of (i) commencing a foreclosure action or proceeding with respect to this Mortgage,
(ii) furnishing notice to each Mortgagor or tenants under the Leases, (iii) making formal demand for such rents, issues and profits, (iv) taking possession of the Real Property as a mortgagee-in-possession, (v) obtaining the appointment of a receiver of such rents, issues and profits, (vi) sequestering or impounding such rents, issues and profits, or taking any other affirmative action.

     Section 4.14.  Mortgage to Constitute Security Agreement. For purposes of
Section 552(b) of the Bankruptcy Code, each Mortgagor and Mortgagee acknowledge and agree that this Mortgage shall constitute a "security agreement," that the security interest created by such security agreement extends to property of each Mortgagor acquired before the commencement of a case in bankruptcy and to all amounts paid as rents, issues and profits of the Real Property and that such security interest shall extend to all rents, issues and profits of the Real Property acquired by the estate after the commencement of a case in bankruptcy.

     Section 4.15. Cash Collateral. Each Mortgagor hereby acknowledges and agrees that all rents, issues and profits of the Real Property are and shall be deemed to be "Cash Collateral" for purposes of Section 363 of the Bankruptcy Code in the event that it files a voluntary petition in bankruptcy or is made subject to any involuntary bankruptcy proceeding. Each Mortgagor may not use Cash Collateral without the consent of Mortgagee and/or an order of any bankruptcy court pursuant to Section 363(c)(2) of the Bankruptcy Code, and each Mortgagor hereby waives any right it may have to assert that such rents, issues and profits do not constitute Cash Collateral. PILOT Amounts (as defined in the PILOT Agreement) are not Cash Collateral.

     Section 4.16. Right to Take Possession of Rents, Issues and Profits upon Defaults. Upon or at any time after the occurrence of an Event of Default, Mortgagee may immediately take possession of all rents, issues and profits of the Real Property, whether past due, then due or to become due, by delivering a notice of such Event of Default to POA, without the necessity of Mortgagee giving notice to the Agency, and without the necessity of Mortgagee entering upon and taking possession of the Real Property in person, by agent or by a court-appointed receiver, instituting legal proceedings of any kind or taking any other affirmative action of any kind, and POA shall thereafter hold all such rents, issues and profits as trustee for the exclusive benefit of Mortgagee. After the delivery of a notice of such Event of Default, each tenant of the Real Property is hereby directed by POA to pay all rents, issues and profits to Mortgagee or Mortgagee's representatives upon receipt by such tenant of Mortgagee's written demand therefor, delivered to such tenant personally, by mail or by delivering such demand to the demised premises of such tenant, without any liability on the part of such tenant to inquire any further as to the actual existence of such Event of Default, and POA shall execute and deliver to the tenants of the Real Property any notices reasonably required to accomplish this result. POA shall forward to Mortgagee all rents, issues and profits of the Real Property received by POA after the delivery of a notice of such Event of Default. The Agency shall also forward to Mortgagee any rents, issues and profits of the Real Property received by the Agency after the delivery of any notice of an Event of Default to the Agency. Such rents, issues and profits shall be applied by Mortgagee: (i) first, to the costs of collecting the rents, issues and profits, including attorney's fees, receiver's fees, premiums on receiver's bonds, (ii) next, at the election of Mortgagee, to the costs of repairs to the Real Property, premiums on insurance policies, taxes, assessments, PILOT Amounts due and payable under the PILOT Agreement (except Subordinated PILOT Obligations) and other charges on the Real Property, and the costs of discharging POA's obligations as landlord under the applicable (sub)leases, and (iii) then as provided in Section 3.04(b). Nothing herein shall be construed as constituting
                    -------
Mortgagee a "mortgagee-in-possession" in the absence of Mortgagee's taking of actual possession of the Real Property.

     Section 4.17. POA Occupancy After Default. In the event that POA is an occupant of the Real Property or any part thereof after the occurrence of an Event of Default, POA agrees to surrender possession thereof to Mortgagee upon demand, and if POA remains in possession after such demand, such possession shall be as tenant of Mortgagee at Mortgagee's sufferance, and POA agrees to pay monthly in advance to Mortgagee such rent for the Real Property or any part thereof so occupied as Mortgagee may reasonably demand, and in default of so doing, POA may also be dispossessed by summary proceedings or otherwise.

     Section 4.18. Concerning the Mortgagee. Mortgagee shall be afforded in respect of this Mortgage all of the rights, powers, protections, immunities and indemnities set forth in Article 4 and Article 5 of the Depositary Agreement which are afforded to the Collateral Agent thereunder, and the provisions of
Article 4 and Article 5 of the Depositary Agreement which are applicable between the Collateral Agent and the Issuer thereunder shall inure to the benefit of Mortgagee in respect to this Mortgage and be binding upon POA in such respect, in each case as if the same were specifically set forth herein, mutatis mutandis. In furtherance and not in derogation of such rights, powers, protections, immunities and indemnities set forth in Article 4 and Article 5 of the Depositary Agreement:

          (a) Mortgagee is authorized to take all such action as is provided to be taken by it as Mortgagee hereunder and all other action incidental thereto. As to any matters not expressly provided for herein (including, without limitation, the timing and methods of realization upon the Mortgaged Property) Mortgagee shall act or refrain from acting in accordance with written instructions from the Required Holders or, in the absence of such instructions, in accordance with its discretion.

          (b) Mortgagee shall not be responsible for the existence, genuineness or value of any of the Mortgaged Property or for the validity, perfection, priority or enforceability of the Lien of this Mortgage on any of the Mortgaged Property, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder. Mortgagee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Mortgage by each Mortgagor.

          (c) At any time or times, in order to comply with any legal requirement in any jurisdiction, Mortgagee may appoint another bank or trust company or one or more other Persons, either to act as co-agents or co-agents, jointly with Mortgagee, or to act as separate agent or agents on behalf of Mortgagee with such power and authority of Mortgagee as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of Mortgagee, include extending to such co-agent or separate agent the provisions for the protection of the Collateral Agent contained in Article 4 and Article 5 of the Depositary Agreement).

     Section 4.19. Limitation of the Agency's Liability. (a) The obligations and agreements of the Agency contained herein and in any financing statement, fixture filing or other instrument or document executed in connection herewith or supplemental hereto shall be deemed the obligations and agreements of the Agency and not of any members, officers, agents (other than POA) or employee of the Agency in his or her individual capacity; and the members, officers, agents (other than POA) and employees of the Agency shall not be liable personally herein or thereon or be subject to any personal liability or accountability based upon or in respect hereof or thereof or of any transaction contemplated hereby. The obligations and agreements of the Agency contained herein or therein shall not constitute or give rise to an obligation of the State of New York or of the City of Syracuse, and neither the State of New York nor the City of Syracuse shall be liable hereon or thereon. Further, such obligations and agreements shall not constitute or give rise to a general obligation of the Agency, but rather shall constitute limited obligations of the Agency, enforceable solely against the Mortgaged Property and the revenues and proceeds derived by the Agency from the Mortgaged Property, except the Unassigned Rights and the revenues and proceeds from the Unassigned Rights.

     (b) No order or decree of specific performance with respect to any of the obligations of the Agency hereunder shall be sought or enforced unless:

          (i) The party seeking such order or decree shall first have requested the Agency in writing to take the action sought in such order or decree of specific performance, and ten days shall have elapsed from the date of receipt of such request, and the Agency shall have refused to comply with such request (or if compliance therewith would reasonably be expected to take longer than ten days, shall have failed to institute and diligently pursue action to cause compliance with such request) or failed to respond within such notice period; and

          (ii) If the Agency refuses to comply with such request and the Agency's refusal to comply is based on its reasonable expectation that it will incur fees and expenses, POA or the party seeking such order or decree shall have placed in an account with the Agency an amount or undertaking sufficient to cover such reasonable fees and expenses; and

          (iii) If the Agency refuses to comply with such request and the Agency's refusal to comply is based on its reasonable expectation that it or any of its members, officers, agents (other than POA) or employees shall be subject to potential liability, POA or the party seeking such order or decree shall (1) agree to indemnify and hold harmless the Agency and its members, officers, agents (other than POA) and employees against any liability incurred as a result of its compliance with such demand; and (2) if requested by the Agency, furnish to the Agency satisfactory security to protect the Agency and its members, officers, agents (other than POA) and employees against all liability expected to be incurred as a result of compliance with such request.

If the Agency shall request any deposit, undertaking, indemnity or security pursuant to this Section 4.19, (i) POA shall promptly after receipt of such
                         ----
request furnish the same to the Agency, (ii) the Agency shall accept the same from POA, and (iii) if POA shall fail to furnish the same, the Agency shall accept the same from the party seeking such order or decree. Any failure to provide any notice, deposit, indemnity or security to the Agency pursuant to this Section 4.19 shall not alter the force and effect of any Default or Event
             ----
of Default.

     Section 4.20. POA Indemnification of the Agency. POA and the Agency agree that the provisions of Section 10.3 "Indemnification" of the Master Lease are
                                     ---------------
incorporated herein by reference and shall be applicable, mutatis mutandis, as between POA and the Agency under and with respect to this Mortgage.

     Section 4.21. PILOT Amounts. Pursuant to Section 19 of the SIDA Consent and Agreement, the PILOT Amounts payable pursuant to the PILOT Agreement (other than the Subordinated PILOT Obligations as defined in the PILOT Agreement) shall be treated as being a Lien on the Project superior in rank to the lien of this Mortgage and the other Collateral Documents.

     Section 4.22. SIDA Consent and Agreement. Nothing in this Mortgage shall, or shall be construed to limit anything in the SIDA Consent and Agreement, and nothing in the SIDA Consent and Agreement shall be construed to limit anything in this Mortgage.

     Section 4.23. Release of Mortgage; Assignment of Mortgage. (a) If the Issuers shall well and truly pay and perform the Secured Obligations at the time and in the manner prescribed in the Secured Documents and shall well and truly abide by each and every covenant set forth in the Secured Documents, then this Mortgage shall cease, determine and terminate, except for those provisions hereof which by their terms survive. Upon such termination, Mortgagee shall, at POA's request and expense, execute and deliver to POA a release of this Mortgage in form reasonably requested by POA and reasonably satisfactory to Mortgagee, provided that such release shall be without representation, warranty or recourse of any kind whatsoever.

     (b) If all of the outstanding Senior Secured Notes are acquired by a purchaser designated by POA, Mortgagee shall, at POA's and such purchaser's request and POA's expense, execute and deliver to such purchaser an assignment of this Mortgage to such purchaser in form reasonably requested by POA and such purchaser and reasonably satisfactory to Mortgagee, provided that (i) until the Agency's interests in the Mortgaged Property are reconveyed to POA, any such assignment shall be consented to by the Agency (provided that the Agency shall not unreasonably withhold such consent), (ii) any such assignment shall not be precluded or prohibited by then applicable law, (iii) any such assignment shall be without representation, warranty or recourse of any kind whatsoever.

     (c) Mortgagee shall not have any liability or obligation whatsoever to POA or any such purchaser (if any) if Mortgagee is not able to deliver this Mortgage or the Notes upon the execution and delivery of any such release or assignment, unless such inability is due to Mortgagee's gross negligence or willful misconduct, except that Mortgagee will prepare a lost note affidavit if such Notes are lost.

     Section 4.24. Lien Law Section 13 Covenant. Each Mortgagor shall receive the proceeds of the Senior Secured Notes received by it subject to the trust fund provisions of Section 13 of the New York Lien Law.

     Section 4.25. Real Property Law Section 291-f Provisions. Each Mortgagor agrees that it shall not have the right or power, as against Mortgagee without its consent, to cancel, abridge or otherwise modify, or to accept prepayments of installments of rent to become due under, any Lease which has an unexpired term of not less than five years from the date of the execution and delivery of this Mortgage. The agreement contained in the preceding sentence is made with reference to and shall be enforceable in accordance with the provisions of
Section 291-f of the New York Real Property Law.

     Section 4.26. Real Property Law Section 254. The rights and remedies of Mortgagee hereunder shall be in addition to its rights and remedies under the laws of the State of New York, including its rights and remedies under Section 254 of the New York Real Property Law. In the event of any conflict between the provisions of this Mortgage and the provisions of said Section 254, the provisions of this Mortgage shall control.

     Section 4.27. Real Property Not Residential Property. This Mortgage is not a mortgage of real property principally improved or to be improved by one or more structures containing in the aggregate not more than six residential dwelling units, each dwelling unit having its own separate cooking facilities.

     Section 4.28. Counterparts. This Mortgage may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, each Mortgagor has caused this Mortgage to be duly executed by its duly authorized representative as of the day and year first above written.

                                        Mortgagor - the Agency

                                             CITY OF SYRACUSE INDUSTRIAL
                                             DEVELOPMENT AGENCY

                                             By:  /s/ Vito Sciscioli
                                                  ______________________________
                                                  Name: Vito Sciscioli
                                                  Title: Vice Chairman

                                        Mortgagor  - POA

                                             PROJECT ORANGE ASSOCIATES L.P.

                                             By:  G.A.S. Orange Associates, LLC
                                                  general partner

                                                  By: /s/ Douglas Corbett
                                                      __________________________
                                                      Name: Douglas Corbett
                                                      Title: Vice President

                                                             Acknowledgment for:
                                                          Mortgagor - the Agency

                  UNIFORM FORM CERTIFICATE OF ACKNOWLEDGMENT
                            (Within New York State)

STATE OF NEW YORK     )
COUNTY OF __________  ) ss.:

     On this ____ day of __________, in the year 1999, before me, the undersigned, personally appeared ____________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                                             _______________________
                                                  Notary Public

                                                             Acknowledgment for:
                                                                Mortgagor  - POA

                   UNIFORM FORM CERTIFICATE OF ACKNOWLEDGMENT
                            (Within New York State)

STATE OF NEW YORK     )
COUNTY OF __________  ) ss.:

     On this ____ day of __________, in the year 1999, before me, the undersigned, personally appeared ____________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                                             _______________________
                                                  Notary Public

                                  Exhibit A-1
                                  -----------

                             Property Description
                             --------------------

                                  Leased Site
                                  -----------

                                  Exhibit A-2
                                  -----------

                             Property Descriptions
                             ---------------------

                                City Easements
                                --------------

                                  Exhibit A-3
                                  -----------

                       List of City Easement Agreements
                       --------------------------------

                                  Exhibit A-4
                                  -----------

                             Property Descriptions
                             ---------------------

                               Outside Easements
                               -----------------

                                  Exhibit A-5
                                  -----------

                      List of Outside Easement Agreements
                      -----------------------------------

                                   Exhibit B
                                   ---------

                     Definitions from Financing Agreement
                     ------------------------------------


     "144A Global Note" means a global Note in the form of Exhibit A-I hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary Agent or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Senior Secured Notes sold in reliance on Rule 144A.

     "Accounts" means the accounts established under and defined in the Depositary Agreement.

     "Additional Project Document" means any contract or agreement related to the construction, testing, maintenance, repair, operation or use of the Project or the Steam Plant (other than any contract or agreement for or evidencing Indebtedness) entered into by POA and any other Person subsequent to the date hereof.

     "Adjusted Treasury Rate" means, with respect to any date of redemption, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date of redemption, plus 0.5%.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling", "controlled by" and "under common control with" shall have correlative meanings.

     "Agency" means SIDA.

     "Agency Agreement" means the Agency Agreement and Power of Attorney dated as of April 5, 1991 between SIDA and Orange L.P.

     "Applicable Permit" means any Permit, including any zoning, environmental protection, pollution, sanitation, the Federal Energy Regulation Commission, the New York Public Service

Commission, safety, siting or building Permit, (a) that is necessary at any given time to operate, maintain, repair, lease, own or use the Project and the Steam Plant as contemplated by the Operative Documents, to sell electricity and steam therefrom, to enter into any Operative Document or to consummate any transaction contemplated thereby, or (b) that is necessary so that none of POA, or the Secured Parties nor any Affiliate of any of them may be deemed by any Governmental Authority to be subject to regulation under the FPA or PUHCA or under any state laws or regulations respecting the rates or the financial or organizational regulation of electric utilities solely as a result of the operation of the Project or the sale of electricity or steam therefrom.

     "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear or Cedel that apply to such transfer or exchange.

     "Asset Manager" means Niagara Mohawk Energy Marketing, Inc., a New York corporation.

     "Asset Manager Agreements" means the Asset Management Letter Agreement dated as of December [6], 1999 between POA and the Asset Manager pursuant to which the Asset Manager agrees to manage the business operations and finances of POA, including the administration of the Project Documents and to seek to maximize the Project's revenues from the Closing Date as the same may be supplemented or amended from time to time and any energy services management agreement entered into in connection therewith.

     "Asset Manager Consent and Agreement" means the Consent and Agreement dated as of December 6, 1999 among the Asset Manager, Orange L.P. and the Collateral Agent relating to the Asset Manager Agreements.

     "Assumption Agreement" means the Assumption Agreement in the form of Exhibit F hereto executed and delivered by Orange L.P. to the Trustee on the Closing Date currently with the consummation of the Merger.

     "Bankruptcy Code" means Bankruptcy Law.

     "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

     "Boiler Guaranty" means the Guaranty Agreement of Century Contractors West, Inc. units as construction contractor to the Project dated as of April 5, 1991 to the University guaranteeing certain obligations of POA under the Steam Plant Operating Agreement and assumed by General Electric Company on February 2, 1998.

     "Business Day" means any day other than a Legal Holiday.

     "Canadian Hunter" means Canadian Hunter Exploration Ltd., an Alberta, Canada corporation.

     "Canadian Hunter Agreements" means the Gas Purchase Agreement, the TransCanada Agreement and the Collateral Assignment of the Firm Service Agreement.

     "Canadian Hunter Consent and Agreement" means the Consent and Agreement dated as of December 6, 1999 among Canadian Hunter, the Collateral Agent and Orange L.P. relating to the Gas Purchase Agreement.

     "Capital Expenditure Reserve Account" means the account of such name created under and defined in the Depositary Agreement.

     "Capital Expenditure Reserve Required Balance" means an amount equal to:

     (1) the aggregate Capital Expenditures budgeted for the next succeeding twelve-month period (A) as approved by the Independent Engineer and delivered to the Trustee and the Collateral Agent at least annually and (B) as adjusted by management and set forth in an Officers' Certificate delivered to the Trustee and the Collateral Agent six (6) months following each budget approved by the Independent Engineer plus

     (2) $3.5 million until such time as a life extension program for the Steam Plant is approved by POA and the Independent Engineer, at which time the portion of the Capital Expenditures Reserve Required Balance required by this clause (2) shall be reduced to an amount equal to the discounted present value of the Capital Expenditures contemplated by the approved life extension program for the Steam Plant (or, in the event of a dispute between the two, the Required Capital Expenditure Reserve Balance shall be reduced to the discounted present value of the Capital Expenditures contemplated by the life extension program approved by the Independent Engineer and then, if the net present value of the Capital Expenditures contemplated by the life extension program approved by a third party pursuant to expedited dispute resolution procedures set forth in Section
6.14 of the Depositary Agreement, is lower, the Required Capital Expenditure Reserve Balance shall be further reduced to such lower amount).

     "Capital Expenditures" means:

     (1) labor, materials and other direct expenses for any major overhaul of or major maintenance procedure for the Project or the Steam Plant (including major maintenance such as turbine overhauls or the refurbishment or replacement of the steam boilers) which requires significant disassembly or shutdown of the Project or the Steam Plant pursuant to manufacturers' guidelines or recommendations, engineering or operating considerations or the requirements of any applicable legal requirement or any Project Contracts; and

     (2) any other expenses that are capitalized on the balance sheet and qualify as capital expenditures of POA in accordance with GAAP;

     provided that:

          (A) the "Fired-Hour Fee" payable pursuant to Section 5.10 of the O&M Agreement shall not constitute a "Capital Expenditure" even if any portion thereof would be treated as a capital expenditure of POA in accordance with GAAP, and

          (B) amounts expended by POA pursuant to Section 7.01 of the Steam Plant Operating Agreement to repair, overhaul, refurbish or replace the Steam Plant shall be deemed to constitute "Capital Expenditures" to the extent that they would be treated as capital expenditures of POA in accordance with GAAP if POA owned the Steam Plant.

     "Capital Stock" means:

     (1) in the case of a corporation, corporate stock;

     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

     (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cedelbank" means Cedelbank, societe anonyme.

     "Change of Control" means the occurrence of any of the following:

     (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of POA to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act);

     (2) the adoption of a plan relating to the liquidation or dissolution of POA; or

     (3) the first day following the Closing Date on which Permitted Holders cease to own, directly or indirectly, (a) 50% or more of the total voting power of the Voting Stock of POA and (b) 85% or more of the total economic ownership interests in POA.

     "Change of Control Offer" shall have the meaning described in Section 3.09
of this Indenture.                                                         ----

     "Change of Control Payment" shall mean the payment by the Issuers, in cash, of the Change of Control Offer price equal to 101% of the aggregate principal amount of the Senior Secured Notes purchased pursuant to Section 3.09 of this
                                                                 ----
Indenture, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase.

     "Change of Control Payment Date" means the date, no earlier than 30 days and no later than 60 days after a notice of a Change of Control has been sent to each Holder, wherein the Issuer offers to repurchase the Senior Secured Notes pursuant to Section 3.09(b) of this Indenture.
                    -------

     "City Easement Agreements" means the easements, licenses, rights of way, passages and similar agreements described in Exhibit A-3 to the First Mortgage and the City Easement Assignment and the improvements, appurtenances, fixtures and additions now or hereafter thereon and relating thereto.

     "City Easement Assignment" means the Assignment of Easements dated as of April 5, 1991 by Orange L.P., as assignor, to the SIDA, as assignee, recorded in the Clerk's Office on May 3, 1991.

     "City Easements" means certain easements located within the City of Syracuse, New York described in Exhibit A-2 to the First Mortgage granted by the City Easement Agreements and assigned by the City Easement Assignment.

     "Clerk's Office" means the Office of the County Clerk of Onondaga County, New York.

     "Closing Date" means the date of the issuance of the Senior Secured Notes.

     "Collateral" means all real and personal property interests which are subject or are to become subject to the security interests or liens granted by any of the Collateral Documents. The definition of "Collateral" expressly excludes (a) the Excluded Accounts, (b) the Steam Plant and any improvements, accessions and additions thereto and (c) insurance proceeds relating to the Steam Plant.

     "Collateral Agent" or "Agent" means U.S. Bank Trust National Association, as collateral agent for the benefit of the Secured Parties, together with its successors and assigns.

     "Collateral Assignment of the Firm Service Agreement" means the Collateral Assignment of the Firm Service Agreement dated as of April 5, 1991 between Canadian Hunter and Orange L.P.

     "Collateral Documents" means, collectively, the Depositary Agreement, the First Mortgage, the Security Agreement, the SIDA Security Agreement, the Pledge Agreements, the Consents and any other document providing for any lien, pledge, encumbrance, mortgage or security interest to secure the payment and performance by SIDA and the Credit Parties of their respective obligations under this Indenture, the Senior Secured Notes and the Collateral Documents on (i) any or all of the assets of POA, the ownership interests thereof or (ii) the assets and contracts constituting or related to the Project.

     "Comparable Treasury Issue" means the United States Treasury security selected by a Reference Treasury Dealer as having a maturity comparable to the Remaining Average Life of the Senior Secured Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Average Life of such Senior Secured Notes.

     "Comparable Treasury Price" means, with respect to any date of redemption,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such date of redemption, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities," or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

     "Consent" means each of the Asset Manager Consent and Agreement, the University Consent and Agreement, the University Subordination Agreement, the SIDA Consent and Agreement, the PILOT Consent and Agreement, the Niagara Mohawk Consent and Agreement, the TGPC Consent and Agreement, Canadian Hunter Consent and Agreement, TransCanada Consent and Agreement, and the Operator Consent and Agreement.

     "Contract Termination Event" means:

          (i) the occurrence of an early termination event (whether by default or otherwise) under the Indexed Swap Agreement with respect to which Niagara Mohawk is required to make a termination payment under the Indexed Swap Agreement to POA; or

          (ii) any event of force majeure under, or the termination of, the Gas Purchase Agreement with respect to which Canadian Hunter is required to refund or repay any portion of the lump-sum payment corresponding to the unused portion of the Maximum Entitlement (as defined in the Gas Purchase Agreement).

     "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 9.02 hereof or such other address as to which the
                             ----
Trustee may give notice to the Issuers.

     "Covenant" means the Amendment, Release and Covenant Not to Sue dated April 5, 1991 among Kronish Lieb, GAS LP, Adam Victor, Orange L.P. and others pursuant to which Orange L.P. is authorized and directed to pay Kronish Lieb all amounts which it is entitled to receive under the Stipulation.

     "Credit Parties" means each of the Issuers, POA, each of the Partners, and each Affiliate of the Issuers, POA or the Partners that is a party to any Collateral Document.

     "Custodian" means, initially, the Trustee, and its successors and assigns or any other custodian performing similar functions.

     "Debt Service Coverage Ratio" means for any period, without duplication, the ratio of (i) the sum of (A) all revenues (including interest and fee income but excluding any insurance proceeds and all other similar non-recurring receipts) of POA for such period, minus (B) the aggregate amount of Operating and Maintenance Costs of POA for such period, minus (C) all Capital Expenditures during such period, to (ii) the sum of (A) all principal, premium (if any) and interest payable with respect to Permitted Indebtedness outstanding for such period, plus (B) the aggregate amount of overdue principal, premium (if any) and interest payments owed with respect to Permitted Indebtedness outstanding from previous periods; all as determined on a cash basis in accordance with GAAP.

     "Debt Service Reserve Account" means the account of such name created under and defined in the Depositary Agreement.

     "Debt Service Reserve Letter of Credit" one or more irrevocable, direct pay letters of credit issued by the Debt Service Reserve LOC Provider in favor of the Collateral Agent where the account party is not POA.

     "Debt Service Reserve LOC Provider" means any commercial bank(s) or financial institution(s) issuing the Debt Service Reserve Letter of Credit, which institution shall be rated not less than A by S&P and A2 by Moody's.

     "Debt Service Reserve Required Balance" means, on the Closing Date, $6,200,000, and thereafter an amount equal to the aggregate amount of the principal and interest due on the Senior Secured Notes on the next succeeding semi-annual scheduled payment date.

     "Default" means an event or condition that, with the giving of notice, lapse of time or failure to satisfy certain specified conditions, or any combination thereof, would become an Event of Default.

     "Default Rate" means 12.5% per annum.

     "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of
                                                     ----
Exhibit A-1 hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

     "Depositary Agent" means, with respect to the Senior Secured Notes issuable or issued in whole or in part in global form, the Person specified in Section
2.03 hereof as the Depositary Agent with respect to the Senior Secured Notes,
----
and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

     "Depositary Agreement" means the Deposit and Disbursement Agreement, dated as of the date hereof, between POA, the Trustee and the Collateral Agent.

     "Distribution Account" means the account of such name created under and defined in the Depositary Agreement.

     "Distribution Suspense Account" means the account of such name created under and defined in the Depositary Agreement.

     "Drawing Agreement" means the Letter of Credit Drawing Agreement dated as of March 29, 1991 between TGPC and Orange L.P.

     "Easement Agreements" means the City Easement Agreements, the Outside Easement Agreements and the Outside Easement Lease.

     "Easements" means the City Easements and the Outside Easements.

     "Eminent Domain Proceeds" means all amounts and proceeds (including instruments) received by POA in respect of any Event of Eminent Domain, after deducting all reasonable expenses incurred in litigating, arbitrating, compromising, settling or consenting to the settlement of any claims against the appropriate Governmental Authority.

     "Equipment" means all machinery, apparatus, equipment, fittings, fixtures and other personal property of every kind and nature whatsoever owned by SIDA or Orange L.P., or in which SIDA or Orange L.P. has or may hereafter have or acquire an interest, whether actually now or hereafter located at, upon or about the Premises or not, and whether in storage or otherwise, wherever they may be located, or any appurtenance thereto, and used or usable in connection with the present or future operation and occupancy of all or any part of the property subject to the First Mortgage, and all building equipment, materials and supplies or any nature whatsoever owned by SIDA or Orange L.P., or in which SIDA or Orange L.P. has or may hereafter have or acquire an interest, whether actually now or hereafter located upon the Premises or not, and whether in storage or otherwise, wherever they may be located, including power plants, particle separators, moisture separators, injection systems, gas pipelines, steam lines, power lines, pumps, control and monitoring equipment, tanks, boilers and turbines, all of which equipment, including replacements and additions thereto, shall, to the fullest extent permitted by law and for the purposes of the First Mortgage, be deemed to be part and parcel of the property subject to the First Mortgage.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

     "Event of Default" shall have the meaning set forth in Section 5.01 hereof.
                                                                    ----
     "Event of Eminent Domain" means any compulsory transfer or taking or any transfer under threat of compulsory transfer or taking of any material part of the Collateral or the Project by any Governmental Authority.

     "Event of Loss" means an event which causes all or a portion of the Project to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever, other than an Event of Eminent Domain or a Title Event.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Notes" means the Notes issued in the Exchange Offer pursuant to
Section 2.06(f) hereof and which are also referred to as the "Series B Notes".
        -------

     "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

     "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

     "Excluded Accounts" has the meaning set forth in the Depositary Agreement.

     "Facility" means the Project.

     "Fair Value"when applied to any property means its fair value to POA, which may be determined without physical inspection by use of accounting and other data maintained by, or available to, POA; provided, that POA delivers an Officers' Certificate specifying the Fair Value of the relevant assets and, in the event of a transaction in excess of $2.5 million, POA also delivers an opinion of a nationally recognized expert in the valuation of such assets as to their Fair Value and that the transaction is fair to POA.

     "Final Maturity Date" means the latest stated maturity date of the Senior Secured Notes.

     "Financing Documents" means, collectively, this Indenture, the Assumption Agreement, the Purchase Agreement, the Collateral Documents, the Registration Rights Agreement and the Senior Secured Notes.

     "First Mortgage" means the Mortgage and Assignment of Rents (First Mortgage) dated as of December 4, 1999 by SIDA and POA, as mortgagors, to the Collateral Agent, as mortgagee, to be recorded in the Clerk's Office.

     "FPA" means the Federal Power Act, excluding Sections 1-18, 21-30, 202(c), 210, 211, 212, 305(c) and necessary enforcement provision of Part III of the Act with regard to the foregoing sections.

     "Fuel Supply Agreements" means the Canadian Hunter Agreements, the Natural Gas Transportation Agreements, and any other agreements necessary for or entered into in connection with the supply of fuel to the Project.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

     "GAS LP" means G.A.S. Orange Partners, L.P., a Delaware limited partnership.

     "GAS Orange" means G.A.S. Orange Associates, L.L.C., a Delaware limited liability company.

     "Gas Purchase Agreement" means (i) the Restated Gas Sale and Purchase Agreement dated as of March 18, 1991, between POA and Noranda, which was assigned by Noranda to, and assumed by, Canadian Hunter pursuant to an Assignment, Amendment and Release Agreement dated on or prior to the Closing Date among Noranda, Canadian Hunter and Orange L.P. and (ii) the agreements between Orange L.P. and Canadian Hunter and UPR, respectively, to be entered into in replacement of the Restated Gas Sale and Purchase Agreement in accordance with the terms of a letter agreement dated on or prior to the Closing Date among Orange L.P., Canadian Hunter and UPR as in effect on the date hereof.

     "Gas Reserve Account" means the account of such name created under and defined in the Depositary Agreement.

     "Gas Reserve Required Balance" means, at any time, the amount equal to the Gas Reserve Deficit at such time multiplied by the highest average "Niagara Border Spot Price" for natural gas (delivered to pipe as stated in U.S. dollars) at any time during the previous twelve (12) months in the weekly Canadian Price Report published by Natural Gas Week (on an MMBtu basis).

     "Gas Reserve Deficit" means, at any time, the amount that equals (i) the amount of gas necessary, in the judgment of the Independent Engineer, to operate the Project through the Final Maturity Date so that electric output of the Project for such period will average at least 663,000 MWh per year and POA can meet its obligations to deliver steam under the Steam Contract, less (ii) the sum of (A) the "Unconsumed Entitlement" (as such term is used in the Gas Purchase Agreement) at such time plus (B) the unconsumed quantity, at such time, of any natural gas (in addition to the Unconsumed Entitlement), purchased and paid for by POA and as to which transportation pursuant to arrangements approved by the Independent Engineer as being consistent with prudent industry practice are in place plus (C) the Btu equivalent of energy and associated capacity that POA has purchased the right to acquire in connection with permitted sales of natural gas as described in Section 4.18 hereof.

     "General Partner" means GAS Orange in its capacity as general partner of POA.

     "Global Notes" means, individually and collectively each of the Restricted Global Notes and the Unrestricted Notes, in the form of Exhibit A-1 and A-2 hereto issued in accordance with the terms hereof.

     "Global Note Legend" means the legend set forth in Section 2.06(g)(ii),
                                                                -----------
which is required to be placed on all Global Notes issued under this Indenture.

     "Governmental Approvals" means all governmental approvals, authorizations, consents, decrees, permits, waivers, privileges and filings with all Governmental Authorities required to be obtained for the construction, operation and maintenance of the Project or the Steam Plant.

     "Governmental Authority" means the government of any federal, state, municipal or other political subdivision in which the Project is located, and any other government or political subdivision thereof exercising jurisdiction over the Project or any party to any of the Project Documents, including all agencies and instrumentalities of such governments and political subdivisions.

     "Government Securities" means direct obligations of, or obligations, guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

     "Ground Lease" means the Lease Agreement covering the Premises dated as of February 27, 1990 between the University, as lessor, and Orange L.P., as lessee, a memorandum of which dated April 24, 1991 was recorded in the Clerk's Office in May 23, 1991 in Book 3693 at Page 87 as amended by those three amendatory letters dated May 1, 1990, June 22, 1990 and August 29, 1990 and as further amended by the amendment dated December 31, 1990, as further amended by that Amendment to Lease dated as of December 16, 1992, as the lessee's interest thereunder was assigned by the Ground Lease Assignment, and as amended and otherwise affected by the University Consent and Agreement.

     "Ground Lease Assignment" means Assignment of the Ground Lease dated as of April 5, 1991 between Orange L.P., assignor, and the SIDA, as assignee, recorded in the Clerk's Office on May 3, 1991 in Book 3693 at Page 139.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Holder" means as of any particular time, the Person in whose name a Senior Secured Note is registered.

     "Hot Tap Reimbursement Agreement" means the agreement relating to Installation of a Hot Tap, Measurement and DAC, dated May 25, 1988, between TGPC and GAS Inc. as amended by that certain letter agreement, dated August 11, 1988, and assigned to Orange L.P. by that certain Assignment and Assumption Agreement dated November 30, 1990 between GAS Inc. and Orange L.P..

     "Impositions" means all payments in lieu of taxes (including all payments due under the PILOT Agreement), taxes (including real estate taxes and transfer, sales and use taxes), assessments (including all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof but excluding any water or other utilities to the extent the same are governed by a contract between POA and the applicable service provider), rates and charges, excises, levies, license fees, permit fees, inspection fees and other authorization fees and other charges of any Governmental Authority, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character (including all interest and penalties thereon), which at any time may be assessed, levied, confirmed or imposed on or in respect of, or be a Lien upon the Project, any occupancy, use or possession thereof, the rents, income, issues and profits therefrom, the Obligations under the Senior Secured Notes or the Financing Documents, but excluding income, excess profits, franchise, capital stock, estate, inheritance, succession, gift or similar taxes of any Secured Party, except to the extent that such taxes of any Secured Party are imposed in whole or in part in lieu of, or as a substitute for, any taxes which are or would otherwise be Impositions; all rent and other amounts payable under the Ground Lease, the Master Lease, the Outside Easement Lease and the Easement Agreements, and all other amounts payable under any of the other Project Documents.

     "Improvements" means all buildings, structures, pipelines, fixtures, appurtenances and other improvements, including the Project Pipeline, the Project, now or hereafter located on the Premises.

     "Indebtedness" of any Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by Senior Secured Notes, debentures, notes or other similar instruments (excluding "deposit only" endorsements on checks payable to the order of such Person), (iii) all obligations of such Person to pay the deferred purchase price of property or services (except accounts payable and similar obligations arising in the ordinary course of business shall not be included herein), (iv) all obligations of such Person as lessee under capital leases to the extent required to be capitalized on the books of such Person in accordance with GAAP and (v) all obligations of others of the type referred to in clause (i) through (iv) above guaranteed by such Person, whether or not secured by a lien or other security interest on any asset of such Person.

     "Indenture" means this Indenture, as amended or supplemented from time to time.

     "Independent Engineer" means Stone & Webster Management Consultants, Inc. or another nationally recognized independent engineering firm with at least the same standing as Stone & Webster Management Consultants, Inc. in terms of size, experience and technical expertise with respect to assignment of such nature and which has been retained as independent engineer by POA.

     "Independent Engineer's Base Case Projections" means the base case projections prepared by the Independent Engineer and included in the Independent Engineer's Report.

     "Independent Engineer's Report" means the Independent Engineer's Report, dated November 16, 1999, prepared by the Independent Engineer and attached to the Offering Memorandum as Appendix A.

     "Indexed Swap Agreement" means the ISDA Master Agreement and the related Confirmation each dated as of June 30, 1998 between Orange L.P. and Niagara Mohawk.

     "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

     "Initial Notes" means $68,000,000 in aggregate principal amount of Senior Secured Notes issued under this Indenture on the date hereof which are also referred to as the "Series A Notes".

     "Initial Purchaser" means Donaldson, Lufkin & Jenrette Securities Corporation.

     "Insurance Consultant" means J&H Marsh & McLennan, Limited, or another nationally recognized independent insurance consulting firm which is retained by POA to act as Insurance Consultant for the benefit of the Secured Parties hereunder.

     "Interest Account" means the account of such name created under and defined in the Depositary Agreement.

     "Interest Payment Date" means each March 15 and September 15 commencing March 15, 2000 and concluding on the Final Maturity Date.

     "Investment" means, with respect to any Person, any investment by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances (excluding commission, travel and similar advances to employees made in the ordinary course of business), or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

     "Investment Grade Rating" means a rating of "BBB-" or higher from S&P and "Baa3" or higher from Moody's (or an equivalent rating by another nationally recognized credit rating agency if none of such corporations is rating the Senior Secured Notes).

     "Issuers" means the POA and Capital Co., and any and all successors thereto.

     "ISO/PE" means the New York Independent System Operator and Power Exchange.

     "Kronish Lieb" means Kronish, Lieb, Weiner & Hellman.

     "Lease Documents" means the Ground Lease, the Master Lease and any other lease of property necessary or entered into in connection with the Project.

     "Leased Site" means Leased Premises.

     "Leased Premises" means the real property described in Exhibit A-1 to the First Mortgage and the improvements, appurtenances, fixtures and additions now or hereafter thereon or relating thereto.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

     "Letter of Transmittal" means the letter of transmittal to be prepared by the Issuers and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

     "Lien" means any mortgage, pledge, hypothecation, assignment, mandatory deposit arrangement with any Person owning Indebtedness of such Person, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever which has the substantial effect of constituting a security interest, including, without limitation, any conditional sale or other title retention agreement, any financing statement or similar instrument under the UCC or comparable law of any jurisdiction, domestic or foreign.

     "Liquidated Damages" shall have the same meaning as in Section 5 of the Registration Rights Agreement.

     "Loss Proceeds" means all net proceeds from an Event of Loss received by POA, including insurance proceeds or other amounts actually received, except proceeds of business interruption insurance, on account of an event which causes all or any portion of the Project to be damaged, destroyed or rendered unfit for normal use.

     "Loss Proceeds Account" means the account of such name created under and defined in the Depositary Agreement.

     "Master Lease" means the Lease and Sublease Agreement dated as of April 5, 1991 between Orange L.P., as lessee, and SIDA, as lessor, a memorandum of which dated as of April 15, 1991 was recorded in the Clerk's Office on May 3, 1991 in Book 3693 at Page 149, as amended and otherwise affected by the SIDA Consent and Agreement.

     "Material Adverse Effect" means a material adverse effect on (i) the financial position or results of operation of the Issuers, (ii) the Collateral or the validity or priority of any of the Liens on the Collateral under any of the Collateral Documents, (iii) the ability of the Issuers to pay any of their payment obligations or to perform any of their other material obligations under this Indenture, the Senior Secured Notes or any of the other Financing Documents or under any of the Project Documents to which either Issuer is a party, or (iv) the ability of the Trustee or the Collateral Agent to enforce any of the payment obligations of the Issuers, any of the other material obligations of the Issuers or any of the material rights of the Trustee or the Collateral Agent under this Indenture, the Senior Secured Notes or any of the other Financing Documents; or
(v) the ability of POA to enforce any of its material rights under any of the Project Documents.

     "Material Project Documents" means the Niagara Mohawk Agreements, the Partnership Agreement, the Drawing Agreement, the Natural Gas Transportation Agreements, the Canadian Hunter Agreements, the Boiler Guaranty, the PILOT Agreement, the Master Lease, the University Agreements, the Easement Agreements, the Asset Manager Agreements, the Consents and the O&M Agreement.

     "Merger" means the merger on the Closing Date of Funding L.P. with and into Orange L.P. (with Orange L.P. as the surviving partnership) pursuant to the Merger Agreement.

     "Merger Agreement" means the Agreement and Plan of Merger dated as of December 6, 1999 between Funding L.P. and Orange L.P.

     "Moody's" means Moody's Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and assigns.

     "National Flood Insurance Program" means the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973 (42 U.S.C. Sections 4001 et seq.)

     "Natural Gas Transportation Agreements" means the TGPC Interruptible Gas Transportation Agreement, the TGPC Firm Gas Transportation Agreement, the Drawing Agreement and the Hot Tap Reimbursement Agreement.

     "NCP Syracuse" means NCP Syracuse, Inc., a Delaware corporation.

     "Niagara Mohawk" means the Niagara Mohawk Power Corporation, a New York corporation.

     "Niagara Mohawk Agreements" means the Power Put Agreement and the Indexed Swap Agreement.

     "Niagara Mohawk Consent and Agreement" means the Consent and Agreement dated as of December 6, 1999 between Niagara Mohawk, Orange L.P. and the Collateral Agent relating to the Niagara Mohawk Agreements.

     "Non-US. Person" means a Person who is not a U.S. Person.

     "Noranda" means Noranda Inc., a corporation incorporated pursuant to the Laws of the Province of Ontario, Canada.

     "O&M Agreement" means (i) the Cogeneration Facility Operation and Maintenance Agreement dated as of November 1, 1998 between Orange L.P. and Operator and (ii) any subsequent operation and maintenance agreement entered into by POA with the Operator having terms and conditions that are, in the opinion of the Independent Engineer, reasonable and customary for agreements of its type and which are consistent with prudent industry practice.

     "Obligations" means all principal, interest, penalties, fees, indemnifications, reimbursements, damages, premiums, liabilities and other amounts payable under the documentation governing any Indebtedness.

     "Offering" means the offering of the Senior Secured Notes by the Issuers.

     "Offering Memorandum" means that certain offering memorandum dated December 2, 1999 offering the Senior Secured Notes for sale.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Managing Member, the Managing Partner, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

     "Officers' Certificate" means a certificate signed on behalf of either Issuer by Officers of such Issuer or the General Partner, one of whom must be the principal executive officer or managing member, managing partner, principal financial officer, the treasurer or principal accounting officer of such Issuer or the General Partner.

     "Operating and Maintenance Costs" means, for any periods, all amounts disbursed by or on behalf of POA for operation, maintenance (excluding Capital Expenditures), administration, repair, or improvement of the Project, including, without limitation, premiums on insurance policies, property and other taxes, payments under the relevant Lease Documents and under agreements, or options, to purchase energy and associated capacity in connection with permitted sales of natural gas, operating and maintenance agreements, leases, royalty and other land use agreements and fees, expenses, and any other payments required under the Project Documents (excluding Subordinated Asset Management Charges).

     "Operating Budget" means a budget of Operating and Maintenance Costs and Capital Expenditures with respect to POA and the Project for any given fiscal year, or part thereof, and prepared in good faith on the basis of estimated requirements, showing such costs by category for such fiscal year, or part thereof, and as approved by the Independent Engineer.

     "Operative Documents" means the Financing Documents, the Project Documents and any Additional Project Document.

     "Operator" means General Electric International, Inc., a Delaware corporation, or such other Person with technical expertise and industry standing of at least that of General Electric International, Inc. as the operator of the Project pursuant to the O&M Agreement.

     "Operator Consent and Agreement" means the Consent and Agreement dated as of December 6, 1999 among the Operator, the Collateral Agent and Orange L.P. relating to the O&M Agreement.

     "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 9.05 hereof.
                                                                  ----
The counsel may be an employee of or counsel to the Issuers, any Affiliate of the Issuers or the Trustee.

     "Outside Easement Agreements" means the easements, licenses, rights of way, passages and similar agreements described in Exhibit A-5 to the First Mortgage, the Outside Easement Assignments and the Outside Easement Lease.

     "Outside Easement Assignments" means the Assignment and Assumption of Easements dated as of April 5, 1991 by O'Brien and Geer, as assignor, to OBG Technical Services, Inc., as assignee, recorded in the Clerk's Office on May 3, 1991 and the Assignment and Assumption of Easements dated as of April 5, 1991 by OBG Technical Services, Inc., as assignor, to Orange L.P., as assignee, recorded in the Clerk's Office on May 3, 1991 in Book 3693 at Page 15.

     "Outside Easement Lease" means the Lease Agreement dated as of April 5, 1991 between Orange L.P., as lessor, and SIDA, as lessee, a memorandum of which dated as of April 5, 1991 was recorded in the Clerk's Office on May 3, 1991 in Book 3693 at Page 143.

     "Outside Easements" means certain easements located outside of the City of Syracuse, New York described in Exhibit A-4 to the First Mortgage granted pursuant to the Outside Easement Agreements, assigned to Orange L.P. by the Outside Easement Assignments and leased by Orange L.P. to SIDA by the Outside Easement Lease and the improvements, appurtenances, fixtures and additions now or hereafter thereon and relating thereto.

     "Outstanding Notes" means, as of the time in question, all Senior Secured Notes authenticated and delivered under this Indenture, except (i) Senior Secured Notes theretofore canceled or required to be canceled under this Indenture; (ii) Senior Secured Notes for which provision for payment shall have been made in accordance with this Indenture; and (iii) Senior Secured Notes in substitution for which other Senior Secured Notes have been authenticated and delivered pursuant to this Indenture.

     "Participant" means, with respect to the Depositary Agent, Euroclear or Cedelbank, a Person who has an account with the Depositary Agent, Euroclear or Cedelbank, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Cedelbank).

     "Partners" means the General Partner and GAS L.P.

     "Partnership Agreement" means the Second Amended and Restated Agreement of Limited Partnership of Orange L.P. dated as of December 16, 1992, as amended, among the General Partner and GAS L.P.

     "Partnership Interest Purchase Agreement" means the Purchase and Sale Agreement dated as of July 29, 1999, as amended, among GAS Orange, as purchaser, and NCP Syracuse and SOP, as sellers.

     "Payment Date" means any Interest Payment Date or Principal Payment Date.

     "Permit" means any action, approval, consent, waiver, exemption, variance, franchise, order, permit, authorization, right of license of or from a Governmental Authority.

     "Permitted Holders" means Adam H. Victor, the Victor Family Irrevocable Trust and their respective Permitted Transferees.

     "Permitted Indebtedness" means:

     (1) the Senior Secured Notes;

     (2) Indebtedness incurred to finance the making of capital improvements to the Project required to maintain compliance with applicable law or anticipated changes therein; provided that no such Indebtedness may be incurred unless at the time of such incurrence (i) no Default or Event of Default has occurred and is continuing, (ii) the Independent Engineer confirms as reasonable a certification by POA (containing customary qualifications) that the proposed capital improvements are reasonably expected to enable the Project to comply with applicable or anticipated legal requirements, (iii) the calculations of POA demonstrate that, after giving effect to the incurrence of such Indebtedness, the projected Debt Service Coverage Ratio of POA (x) for the next four consecutive fiscal quarters, commencing with the quarter in which such Indebtedness is incurred, taken as one annual period, and (y) for each subsequent fiscal year through the Final Maturity Date (treated as a single accounting period), will be an average of not less than 1.4 to 1 for the entire period and not less than 1.35 to 1 for any such fiscal year, and (iv) the Rating Agencies confirm that the incurrence of such Indebtedness will not result in a Rating Downgrade;

     (3) Indebtedness in respect of any letter of credit under the Drawing Agreement in an aggregate principal amount outstanding at no time in excess of $700,000;

     (4) Indebtedness incurred to finance the purchase price of tangible movable assets which are not essential to the operation of the Project or the Steam Plant and with an aggregate principal amount not in excess of $500,000 any time outstanding;

     (5) promissory notes issued to NCP Syracuse and SOP pursuant to Section 6.10(e) of the Partnership Interest Purchase Agreement; and

     (6) the Project Documents or any rights or obligations thereunder that may be construed to be Indebtedness.

    "Permitted Investments" means an Investment in any of the following:

     (1) direct obligations of the Department of the Treasury of the United States of America;

     (2) obligations, representing full faith and credit of the United States of America, of any of the following federal agencies: Export-Import Bank, Farmers Home Administration, General Services Administration, U.S. Maritime Administration, Small Business Administration, Government National Mortgage Association (GNMA), U.S. Department of Housing & Urban Development (PHA's) and Federal Housing Administration;

     (3) obligations issued or fully guaranteed by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof and, at the time of the acquisition, having one of the two highest ratings obtainable from either S&P's or Moody's;

     (4) certificates of deposit and Eurodollar time deposits, bankers' acceptances and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus in excess of $250.0 million;

     (5) notes, bonds, collateralized mortgage obligations or other evidences of indebtedness rated "AAA" by S&P's and "Aaa" by Moody's issued by the Federal Home Loan Bank, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation;

     (6) commercial paper rated in any one of the two highest rating categories by Moody's or S&P's;

     (7) investment agreements with banks (foreign and domestic), broker/dealers, and other financial institutions rated at the time of bid in any one of the three highest rating categories by Moody's and S&P's;

     (8) repurchase agreements with banks (foreign and domestic), broker/dealers, and other financial institutions rated at the time of bid in any one of the three highest rating categories by Moody's and S&P's, provided, (a) collateral is limited to the securities specified in clauses (1) through (5) above, (b) the margin levels for collateral must be maintained at a minimum of 102% including principal and interest, (c) the Trustee shall have a first perfected security interest in the collateral, (d) the collateral will be delivered to a third party custodian, designated by POA, acting for the benefit of the Trustee and all fees and expenses related to collateral custody will be the responsibility of POA, (e) the collateral must have been or will be acquired at the market price and marked to market weekly and collateral level shortfalls cured within 24 hours, (f) unlimited right of substitution of collateral is allowed provided that substitution of collateral must be permitted collateral substituted at a current market price and substitution fees of the custodian shall be paid by POA;

     (9) asset-backed securities having the highest rating obtainable from either S&P's or Moody's;

     (10) forward purchase agreements delivering securities specified in clauses (1) and (6) above with banks (foreign and domestic), broker/dealers, and other financial institutions maintaining a long-term rating on the day of bid no lower than investment grade by both S&P's and Moody's (such rating may be at either the parent or subsidiary level); and

     (11) money market funds rated "AAAm" or "AAAm-G" or better by S&P's and other financial funds investing exclusively in investments of the types described in clauses (1) through this clause (11) of this definition.

     "Permitted Lien" means, collectively:

     (1) Liens to secure Indebtedness described in clauses (2) or (4) of the definition of Permitted Indebtedness on the assets financed with the proceeds of such Indebtedness;

     (2) Liens under the University Collateral Documents, provided the same are subordinate to the Liens under the Collateral Documents;

     (3) mechanic's, workmen's, materialmen's, supplier's, construction or other like Liens arising in the ordinary course of business that in each case, have not become the subject of foreclosure or any other action or proceeding and for which adequate reserves have been established under generally accepted accounting principles;

     (4) servitudes, easements, rights-of-way, restrictions, minor defects or irregularities in title and such other encumbrances against real property or interests therein, which do not secure any monetary obligation, and which are of a nature generally existing with respect to property of a character similar in character and use to the property that is subject thereto and which do not individually or in the aggregate with other Permitted Liens under this clause
(4) and clauses (5) and (6) below materially interfere with the use thereof in the business of POA or materially adversely affect the value thereof;

     (5) other Liens incidental to the conduct of POA's business or the ownership of properties and assets which do not secure any monetary obligation (other than vendor's liens for accounts payable with respect to the acquisition of the property in question in the ordinary course of business and liens for taxes, assessments or governmental charges which are either not yet due or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves are established in accordance with GAAP), and which do not individually or in the aggregate with other Permitted Liens under this clause (5) or clause (4) above or clause (6) below materially interfere with the use thereof in the business of POA or materially adversely affect the value thereof;

     (6) the Permitted Title Encumbrances;

     (7) Liens to secure the Senior Secured Notes; and

     (8) Liens on cash and Permitted Investments and securities entitlements with respect thereto to secure Indebtedness described in clause (3) of the definition of Permitted Indebtedness.

     "Permitted Title Encumbrances" means (i) the Liens and encumbrances described in Schedule B of the Leasehold Loan Policy of Title Insurance No. 5399-25256 dated December 6, 1999 issued by the Title Company; and (ii) the University Mortgages and the University Security Agreements, provided that the same are subordinate to the First Mortgage pursuant to the University Subordination Agreement.

     "Permitted Transferees" shall mean with respect to any Person: (i) in the case of any Person who is a natural person, such individual's spouse or children (natural or adopted), any trust for such individual's benefit or the benefit of such individual's spouse or children (natural or adopted), or any corporation or partnership in which the direct and beneficial owner of all of the equity interest in such Person or such individual's spouse or children (natural or adopted) or any trust for the benefit of such persons; (ii) in the case of any Person who is a natural person, the heirs, executors, administrators or personal representatives upon the death of such Person or upon the incompetency or disability of such Person for purposes of the protection and management of such individual's assets; (iii) in the case of any Person who is not a natural person (other than a trust), any Affiliate of such Person; and (iv) in the case of the Victor Family Irrevocable Trust, its beneficiaries on the Closing Date.

     "Person" means any individual, sole proprietorship, corporation, partnership, joint venture, limited liability partnership, limited liability company, trust, unincorporated association, institution, Governmental Authority or any other entity.

     "PILOT Agreement" means the Payment in Lieu of Tax Agreement dated as of April 5, 1991, among the City of Syracuse, Orange L.P. and SIDA as amended and otherwise affected by the PILOT Consent and Agreement.

     "PILOT Consent and Agreement" means the Consent and Agreement dated as of December 6, 1999 among Orange L.P., the City of Syracuse, SIDA and the Collateral Agent for and on behalf of the Secured Parties, relating to the PILOT Agreement, to be recorded in the Clerk's Office.

     "Pledge Agreements" means (i) the Pledge and Security Agreement, dated as of December 6, 1999 among POA, GAS Orange, the Trustee and the Collateral Agent
(ii) the Pledge and Security Agreement, dated as of December 6, 1999 among POA, GAS LP, the Trustee and the Collateral Agent (iii) the Pledge and Security Agreement, dated as of December 6, 1999 among GAS L.P., G.A.S. Alternatives Systems, Inc. the Trustee and the Collateral Agent and (iv) the Pledge and Security Agreement, dated as of December 6, 1999 among GAS LP, G.A.S./Orange Development, Inc., the Trustee and the Collateral Agent.

     "Power Put Agreement" means the Power Put Agreement, dated as of September 19, 1986 between Orange L.P. and Niagara Mohawk Power Corporation.

     "Premises" means the Leased Premises and the Easements.

     "Principal Account" means the Account of such name created under and defined in the Depositary Agreement.

     "Principal Payment Date" when used with respect to any Senior Secured Note means the date on which all or a portion of the principal of such Senior Secured Note becomes due and payable as provided therein or in this Indenture, whether on a scheduled date for payment of principal at a Redemption Date, the Final Maturity Date, a date of declaration of acceleration, or otherwise.

     "Private Placement Legend" means the legend set forth in Section 2.06(g)(i)
                                                                      ----------
to be placed on all Senior Secured Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

     "Project" means an 80 megawatt (net) gas fired cogeneration power plant (including the electric transmission line and the Project Pipeline) (but excluding the Steam Plant and related facilities and improvements), together with all buildings, structures or other improvements erected on the Leased Premises and the Easements, all alterations thereto or replacements thereof, all fixtures, attachments, appliances, equipment, machinery and other articles attached thereto or used in connection therewith and all parts which may from time to time be incorporated or installed in or attached thereto, all contracts and agreements for the purchase or sale of commodities or other personal property related thereto, all Lease Documents of real or personal property related thereto, and all other real and tangible and intangible personal property owned by POA or SIDA and placed upon or used in connection with the electric and steam generation plant, electric transmission line and the Project Pipeline built upon the Leased Premises and the Easements.

     "Project Documents" means the Material Project Documents, the Fuel Supply Agreements, other Lease Documents and any other material agreement or document relating to the development, construction or operation of the Project or the Steam Plant.

     "Project Pipeline" means the gas pipeline and related facilities connecting the Project to the TGPC pipeline referred to in the Natural Gas Transportation Agreements.

     "Project Revenues" means all income and receipts of POA derived from the ownership or operation of the Project, including payments due POA under the Niagara Mohawk Agreements, the Canadian Hunter Agreements or the O&M Agreement, proceeds of any business interruption or other insurance, income derived from the sale or use of electric energy or steam transmitted or distributed by the Project, together with any receipts derived from the sale of natural gas and any other property pertaining to the Project or incidental to the operation of the Project, all as determined in conformity with cash accounting principles, the investment income on amounts in the Accounts established under the Depositary Agreement, the proceeds of any insurance or condemnation awards relating to the Project and proceeds from the Collateral Documents, and any payments to POA (to the extent not included within other items listed in this definition) under the Master Lease, but not including sums paid to POA in satisfaction of a contractual obligation to indemnify POA for third party liability to the extent such sums do not exceed the actual damage, loss or cost suffered by POA in connection therewith.

     "PURPA" means the Public Utility Regulatory Policies Act of 1978.

     "PUHCA" means the Public Utility Holding Company Act of 1935.

     "Purchase Agreement" means the Purchase Agreement, dated as of December 2, 1999 between the Issuers and the Initial Purchaser.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A of the Securities Act.

     "Rating" means the rating of the Senior Secured Notes by the Rating
Agencies.

     "Rating Agency" means either Moody's or S&P.

     "Rating Downgrade" means a lowering by the Rating Agencies of then current credit ratings of the Senior Secured Notes.

     "Redemption Account" means the Account of such name created under and defined in the Depositary Agreement.

     "Redemption Date" means the date on which the Issuers redeem or shall redeem any Senior Secured Notes in accordance with this Indenture.

     "Reference Treasury Dealer" means any nationally recognized primary U.S. Government securities dealer in New York City selected by POA.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such date of redemption.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of December 6, 1999, by and among the Issuers and the Initial Purchaser.

     "Regulation S" means Regulation S promulgated under the Securities Act.

     "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

     "Regulation S Permanent Global Note" means a permanent global Senior Secured Note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary Agent or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

     "Regulation S Temporary Global Note" means a temporary global Senior Secured Note in the form of Exhibit A-2 hereto bearing the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary Agent or its nominee, issued in a denomination equal to the outstanding principal amount of the Senior Secured Notes initially sold in reliance on Rule 903 of Regulation S.

     "Remaining Average Life" means, with respect to any Senior Secured Note, the principal of which is to be redeemed (the "Called Principal"), the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment (as defined below) with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the date on which such Called Principal is to be redeemed (the "Settlement Date") and the scheduled due date of such Remaining Scheduled Payment. For purposes of this definition, the term "Remaining Scheduled Payments" means, with respect to the Called Principal of any Senior Secured Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

     "Required Holders" means, at any time, Persons that at such time hold not less than a majority in aggregate principal amount of the Outstanding Notes.

     "Responsible Officer" means, with respect to knowledge of any default under this Indenture, the chief executive officer, president, managing member, managing partner, chief financial officer, general counsel, principal accounting officer, treasurer, or any vice president of POA or the General Partner, as applicable, or other officer of such corporation who in the normal performance of his or her operational duties would have knowledge of the subject matter relating to such default.

     "Responsible Trust Officer" when used with respect to the Trustee or the Collateral Agent, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) including any Managing Director, Vice President, Assistant Vice President, Trust Officer, Secretary, Assistant Secretary or Assistant Treasurer or any other officer of the Trustee or the Collateral Agent customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

     "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

     "Restricted Payment" means, with respect to any Person, (i) the declaration and payment of distributions, dividends, the issuance of Equity Interests in such person or any other payment in respect of any Equity Interests made in cash, property, obligations or other notes or (ii) the making of any Investment in, including any loans or advances to, any Affiliate; provided, however, that "Restricted Payment" shall not include (x) payments under any of the Project Documents for services rendered or (y) payments of a distribution by Funding L.P. to GAS Orange on the Closing Date with a portion of the net proceeds of the issuance of the Senior Secured Notes in an aggregate amount not to exceed $48,100,000 or (z) amounts paid from the Stipulation Reserve Account.

     "Restricted Period" means the 40-day restricted period as defined in Regulation S.

     "Revenue Account" means the Account of such name created under and defined in the Depositary Agreement.

     "Rule 144" means Rule 144 promulgated under the Securities Act.

     "Rule 144A" means Rule 144A promulgated under the Securities Act.

     "Rule 903" means Rule 903 promulgated under the Securities Act.

     "Rule 904" means Rule 904 promulgated the Securities Act.

     "S&P" means Standard & Poor's Rating Services, a division of McGraw-Hill Companies, Inc., a corporation organized and existing under the laws of the State of New York, its successors and assigns.

     "Sale and Leaseback Transaction" means any arrangement with any Person providing for the leasing by POA of any real or tangible personal property, which property has been or is to be sold or transferred by POA to such Person in contemplation of such leasing.

     "SEC" means the Securities and Exchange Commission.

     "Secured Parties" means the Holders, the Trustee and the Collateral Agent.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Security Agreement" means the Security Agreement, dated as of December 6, 1999 between POA and the Collateral Agent.

     "Senior Secured Notes" has the meaning assigned to it in the preamble to this Indenture.

     "Senior Collateral Documents" means the First Mortgage, the Security Agreement and the SIDA Security Agreement.

     "SIDA" means the Syracuse Industrial Development Authority, a public benefit corporation of the State of New York.

     "SIDA Consent and Agreement" means the Consent and Agreement dated as of December 6, 1999 among Orange L.P., SIDA and the Collateral Agent for and on behalf of the Secured Parties, to be recorded in the Clerk's Office relating to the Master Lease and the Lease Documents.

     "SIDA Security Agreement" means the Security Agreement dated as of December 6, 1999 between SIDA and the Collateral Agent.

     "SOP" means Syracuse Orange Partners, L.P., a Delaware limited partnership.

     "Steam Contract" means the Steam Contract, dated as of February 27, 1990 between Orange L.P. and Syracuse University as amended by those certain letter agreements dated May 1, 1990, June 22, 1990, August 29, 1990, and an amendment dated December 31, 1990.

     "Steam Plant" means the University's existing stream generation facility as more particularly defined in the Steam Contract.

     "Steam Plant Operating Agreement" means the Operating Agreement dated as of February 27, 1990 between Orange L.P. and the University, as amended by the letter agreement dated May 1, 1990.

     "Stipulation" means the Stipulation dated November 14, 1994 and Order of the Bankruptcy Court dated December 8, 1994 among Kronish Lieb, Adam Victor and GAS LP.

     "Stipulation Reserve Account" means the Account of such name created under and defined in the Depositary Agreement.

     "Subordinated Asset Management Fees" means fees and other amounts payable to the Asset Manager pursuant to the Asset Management Agreements and the Asset Manager Consent and Agreement.

     "Subordinated Asset Management Fee Account" means the Account of such name created under and defined in the Depositary Agreement."

     "Subordinated Collateral Documents" means the University Collateral Documents.

     "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

     "TGPC" means Tennessee Gas Pipeline Company, a Delaware corporation.

     "TGPC Consent and Agreement" means the Consent and Agreement dated as of December 6, 1999 among TGPC, Orange L.P. and the Collateral Agent relating to the Natural Gas Transportation Agreements.

     "TGPC Firm Gas Transportation Agreement" means that certain Firm Natural Gas Transportation Agreement dated March 29, 1991 between Orange L.P. and TGPC.

     "TGPC Interruptible Gas Transportation Agreement" means the certain Gas Transportation agreement dated as of November 19, 1987 between TGPC and Gas Alternative Systems, Inc., as amended by that certain letter agreement dated as of October 4, 1988, and as assigned by Gas Alternative Systems, Inc. to Orange L.P.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

     "Title Company" means Ticor Title Insurance Company.

     "Title Event" means the existence of any defect of title or lien or encumbrance on the Project (other than certain Permitted Liens) in effect on the Closing Date that entitles the Collateral Agent to make a claim under the policy or policies of title insurance issued to it pursuant to the Financing Documents or that entitles POA to make a claim under any policy or policies of title insurance held by it.

     "Title Event Proceeds" means all amounts and proceeds (including instruments) received by the Collateral Agent or POA in respect of any Title Event.

     "TransCanada" means TransCanada Pipelines Ltd., a Canadian company.

     "TransCanada Agreement" means the Firm Service Contact, dated as of October 11, 1990 between TransCanada and Canadian Hunter.

     "TransCanada Consent and Agreement" means the Consent and Agreement dated as of December 6, 1999 among TransCanada, Canadian Hunter, Orange L.P. and the Collateral Agent relating to the TransCanada Agreement.

     "Treasury Rate" means, with respect to any date of redemption, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date of redemption.

     "Trustee" means the Trustee named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "UCC" means the New York Uniform Commercial Code.

     "Unassigned Rights" means (i) the rights of the SIDA granted under the Master Lease pursuant to Section 9.1(a)(3), 9.2(a)(3), 10.4 and 10.5 thereof,
(ii) the rights of the SIDA under Sections 2.2(f), 2.2(g), 2.4, 3.1, 4.1(b), 4.4, 6.2, 7.1(a), 7.1(b), 8.3, 10.2, 10.3 and 10.9 of the Master Lease and
monies due and to become due to the SIDA for its own account or to the members, directors, officers and employees of the SIDA for their own account pursuant to
Section 7.1(a), 7.1(b), 8.3, 8.4, 10.3 and 10.9 of the Master Lease, (iii) the monies due as payments in lieu of taxes pursuant to Section 8.2(a)(4) of the Master Lease and (iv) the right to enforce the foregoing pursuant to Article XII of the Master Lease. Notwithstanding the preceding sentence, to the extent the obligations of POA under the sections of the Master Lease listed above do not relate to the payment of monies to the SIDA for its own account or to the members, officers, agents (other than the SIDA) and employees of the SIDA for their own account, such obligations, upon assignment of the Master Lease to Collateral Agent pursuant to the Financing Documents, shall be deemed to and shall constitute obligations of POA to the SIDA and Collateral Agent, jointly and severally.

     "University" means Syracuse University.

     "University Agreements" means the Ground Lease, the Steam Contract, the Steam Plant Operating Agreement, the University Easement Agreements, the University Consent and Agreement and the University Subordination Agreement.

     "University Collateral Documents" means the University Facility Mortgage, the University Pipeline Mortgage and the University Security Agreements.

     "University Consent and Agreement" means the Consent and Agreement dated as of December 6, 1999 among Orange L.P., the University and Collateral Agent for and on behalf of the Secured Parties relating to, among other things, the Ground Lease and the Steam Contract, to be recorded in the Clerk's Office.

     "University Easement Agreements" means the City Easement Agreement granted by the University described in item 2 of Exhibit A-3 to the First Mortgage and the Outside Easements granted by the University described in items 15 and 16 of Exhibit A-5 to the First Mortgage.

     "University Facility Mortgage" means the Mortgage and Security Agreement
(A), dated as of April 5, 1991, recorded in the Clerk's Office on May 3, 1991 in Book 5857 at Page 221, as amended by the First Amendment of Mortgage and Security Agreement (A), dated as of December 24, 1992, recorded in the Clerk's Office on January 7, 1993, in Book 6731 at Page 254, given by SIDA and POA to the University relating to the Project and securing POA's obligations to the University under the Steam Contract, the Steam Plant Operating Agreement and the Ground Lease up to a maximum of $20,000,000 principal amount of such obligations.

     "University Pipeline Mortgage" means the Mortgage and Security Agreement
(B), dated as of April 5, 1991, recorded in the Clerk's Office on May 3, 1991 in Book 5857 at Page 249, as amended by the First Amendment of Mortgage and Security Agreement (B), dated as of December 24, 1992, recorded in the Clerk's Office on January 7, 1993 in Book 6731 at Page 274, given by SIDA to the University relating to the Project Pipeline and securing POA's obligation to the University relating to access to the Project Pipeline upon termination of the Steam Contract and the Steam Plant Operating Agreement up to a maximum of $10,000,000 principal amount of such obligations.

     "University Security Agreements" means two Security Agreements dated as of April 5, 1991 among POA, SIDA and the University and Orange L.P.

     "University Subordination Agreement" means the Subordination Agreement, dated as of December 6, 1999 among POA, the University and the Collateral Agent for and on behalf of the Secured Parties.

     "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

     "Unrestricted Global Note" means a permanent global Senior Secured Note in the form of Exhibit A-1 attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary Agent, representing a series of Senior Secured Notes that do not bear the Private Placement Legend.

     "UPR" means Union Pacific Resources Inc.

     "U.S. Person" means a U.S. person as defined in Rule 902(o) of Regulation
S.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors or otherwise entitled to vote in the determination of the management of such Person.